                                                                   EXHIBIT 10.39


                            STOCK PURCHASE AGREEMENT

                         THE LIGHTSPAN PARTNERSHIP, INC.

                                JANUARY 11, 2000

                               TABLE OF CONTENTS


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
1.      PURCHASE AND SALE OF STOCK...........................................................   1

        1.1    Sale and Issuance of Common Stock.............................................   1

        1.2    Closing.......................................................................   1

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................   2

        2.1    Organization, Good Standing and Qualification.................................   2

        2.2    Capitalization................................................................   2

        2.3    Subsidiaries..................................................................   3

        2.4    Authorization.................................................................   3

        2.5    Valid Issuance of Common Stock................................................   3

        2.6    Governmental Consents.........................................................   4

        2.7    Litigation....................................................................   4

        2.8    Employees.....................................................................   4

        2.9    Intellectual Property.........................................................   5

        2.10   Compliance with Law and Other Instruments.....................................   5

        2.11   Permits.......................................................................   6

        2.12   Environmental and Safety Laws.................................................   6

        2.13   Disclosure....................................................................   6

        2.14   Registration Rights...........................................................   6

        2.15   Title to Property and Assets..................................................   6

        2.16   Financial Statements..........................................................   7

        2.17   Outstanding Indebtedness; Material Liabilities................................   7

        2.18   Agreements; Action............................................................   8

        2.19   Tax Returns and Audits........................................................   9

        2.20   Insurance.....................................................................   9

        2.21   Shareholder Agreements........................................................   9

        2.22   Certain Transactions..........................................................   9

        2.23   Brokers or Finders............................................................   9

        2.24   Corporate Documents...........................................................   9

        2.25   Other.........................................................................  10

        2.26   Qualified Small Business......................................................  10


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)


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
        2.27   Year 2000....................................................................  10

3.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR......................................  10

        3.1    Accredited Investor..........................................................  10

        3.2    Experience...................................................................  10

        3.3    Investment...................................................................  10

        3.4    Rule 144.....................................................................  10

        3.5    Access to Data...............................................................  11

        3.6    Authorization................................................................  11

        3.7    Principal Address............................................................  11

        3.8    Legends......................................................................  11

        3.9    No Assurances................................................................  11

3A.     PRE CLOSING COVENANTS OF COMPANY....................................................  11

        3A.1   Reincorporation..............................................................  11

        3A.2   Post-IPO Capitalization......................................................  12

4.      CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.....................................  12

        4.1    Representations and Warranties...............................................  12

        4.2    Performance..................................................................  12

        4.3    Blue Sky.....................................................................  12

        4.4    Proceedings and Documents....................................................  12

        4.5    Reincorporation..............................................................  12

        4.6    Capitalization...............................................................  12

        4.7    Form S-1.....................................................................  12

        4.8    Compliance Certificate.......................................................  12

        4.9    Legal Opinion................................................................  13

        4.10   Board of Directors...........................................................  13

        4.11   Warrant......................................................................  13

        4.12   Claims.......................................................................  13

5.      CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING..................................  13

        5.1    Representations and Warranties...............................................  13

        5.2    Blue Sky.....................................................................  13


                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)


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
        5.3    Proceedings and Documents....................................................  13

        5.4    Form S-1.....................................................................  13

        5.5    Compliance Certificate.......................................................  13

6.      TERMINATION.........................................................................  13

7.      MISCELLANEOUS.......................................................................  14

        7.1    Governing Law................................................................  14

        7.2    Survival.....................................................................  14

        7.3    Successors and Assigns.......................................................  14

        7.4    Entire Agreement; Amendment..................................................  14

        7.5    Notices, Etc.................................................................  14

        7.6    Delays or Omissions..........................................................  14

        7.7    Expenses.....................................................................  15

        7.8    Finder's Fee.................................................................  15

        7.9    Counterparts.................................................................  15

        7.10   Severability.................................................................  15

        7.11   Closing Conditions...........................................................  15

        7.12   Market Standoff..............................................................  15

        7.13   Board of Directors...........................................................  16

        7.14   Registration Rights..........................................................  16


                                      iii.

                       THE LIGHTSPAN PARTNERSHIP, INC.

                           STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT is made as of January 11, 2000, by and among THE LIGHTSPAN PARTNERSHIP, INC., a California corporation ("LIGHTSPAN CALIFORNIA"), THE LIGHTSPAN PARTNERSHIP, INC., a Delaware corporation wholly-owned by Lightspan California ("LIGHTSPAN DELAWARE"), each with its principal office at 10140 Campus Point Drive, San Diego, California, 92008, and COX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Investor.") As used herein the term "COMPANY" shall refer to Lightspan California before the reincorporation of Lightspan California into Delaware (the "REINCORPORATION") and to Lightspan Delaware after the Reincorporation.

                                   RECITALS

      WHEREAS, the Company desires to sell and issue, and the Investor desires to purchase shares of the common stock of the Company (the "SHARES") for an aggregate purchase price of $12,500,000 in a private placement concurrent with an initial public offering of the common stock of the Company pursuant to an effective registration statement on Form S-1 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Company's common stock (the "IPO"), at a price per share equal to the price per share paid by purchasers in such IPO; and

      WHEREAS, the company desires to grant, and the Investor desires to acquire a warrant to purchase 750,000 shares (on a post-split basis, assuming a 1:2 reverse stock split) of the Company's common stock (the "WARRANT"), which Warrant shall be exercisable upon the satisfaction of the conditions and otherwise subject to terms specified therein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. PURCHASE AND SALE OF STOCK.

            1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company shall issue to the Investor and the Investor shall purchase from the Company in a private placement that number of shares of the Company's common stock (rounded to the nearest whole share) equal to $12,500,000 divided by the per share price at which the common stock is offered to the public in the IPO, at a price per share equal to the price per share at which the common stock is offered to the public in the IPO;

            1.2 CLOSING. The closing of the purchase and sale of the Shares shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California, on the closing date of the IPO (such time and place are referred to herein as the "CLOSING"). At the Closing, the Company shall deliver to the Investor a certificate or certificates representing the Shares against payment of the purchase price therefor by check or wire transfer.


                                       1.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Except as set forth in the Schedule of Exceptions provided to the investor contemporaneously with the execution hereof, the Company hereby represents and warrants as follows:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of California or the laws or the State of Delaware, as appropriate, and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, to carry out the provisions of this Agreement and to carry on its business as currently conducted and as it is currently planned to be conducted. Each of the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Articles of Incorporation and Bylaws, each as amended and in effect at the Closing, have been attached hereto as EXHIBIT A and EXHIBIT B, respectively.

            2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Lightspan California consists of Eighty-Seven Million (87,000,000) shares of common stock, of which Nine Million Four Hundred Fifty-Four Thousand Five Hundred Forty-Two (9,454,542) shares are issued and outstanding on the date of this Agreement and Sixty-One Million Seven Hundred Ninety-Five Thousand Seventy-Four (61,795,074) shares of Preferred Stock, which are designated as follows: (i) 7,617,500 shares of Series A Preferred Stock, 7,467,500 of which are issued and outstanding, (ii) 11,816,664 shares of Series B Preferred Stock, 11,666,664 of which are issued and outstanding, (iii) 3,360,910 shares of Series C Preferred, 3,264,285 of which are issued and outstanding, (iv) 17,000,000 shares of Series D Preferred, 13,129,443 of which are issued and outstanding and
(v) 22,000,000 shares of Series E Preferred, 16,703,023 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Lightspan California has reserved 9,780,544 shares of its common stock for issuance under Lightspan California's 1993 Stock Option Plan (the "1993 OPTION PLAN") to employees, officers, directors and consultants of Lightspan California as may be determined by Lightspan California's Board of Directors from time to time, of which options to purchase 7,513,503 shares are presently outstanding and options to purchase 442,764 are presently available for grants. The Board of Directors of Lightspan California has approved an amendment to the 1993 Option Plan, which will become effective concurrently with the IPO, that, among other things, (i) changes the name of the plan to the 2000 Equity Incentive Plan and (ii) increases the number of shares reserved for issuance by an additional 2,500,000 shares. Lightspan California has reserved 526,808 shares of its common stock for issuance under Lightspan California's 1992 Stock Option Plan (the "1992 OPTION PLAN") to employees, officers, directors and consultants of Lightspan California as may be determined by Lightspan California's Board of Directors from time to time, of which options to purchase 503,728 shares are presently outstanding and options to purchase no shares are presently available for grants. There are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from Lightspan California (or any of its subsidiaries) of any securities of Lightspan Delaware (or any of its subsidiaries) nor are there any commitments to issue or execute any such rights, options,


                                       2.

warrants, preemptive rights or rights of first refusal. All outstanding shares have been issued in compliance with state and federal securities laws. The fully diluted capitalization of Lightspan California as of the date hereof is as set forth in EXHIBIT C. Except as specifically set forth in the several stock purchase agreements pursuant to which Lightspan California has issued and sold shares of its preferred stock and which are listed on EXHIBIT D (copies of which have been provided to or made available to Investor), the Agreement and Plan of Reorganization dated as of May 10, 1999 by and between Lightspan California and Academic Systems Corporation, this Agreement, Lightspan California's Certificate of Amendment of Restated Articles of Incorporation and Amended and Restated Articles of Incorporation, the Amended Investor Rights Agreement by and among certain investors and Lightspan California dated as of October 29, 1999 (the "INVESTOR RIGHTS AGREEMENT"), the Voting Agreement among certain investors and Lightspan California dated as of February 7, 1995 (the "SERIES B VOTING AGREEMENT"), the Voting Agreement among certain investors and Lightspan California dated as of September 20, 1996 (the "SERIES C VOTING AGREEMENT") and the Voting Agreement among certain investors and Lightspan California dated as of June 24, 1997 (the "SERIES D VOTING AGREEMENT"), there are no agreements, understandings or other arrangements existing between Lightspan California, on the one hand, and any investor or any other holder of Lightspan California's preferred stock, on the other hand, governing the rights or privileges of any such investor or any such holder in respect of its equity interests in Lightspan California. As of Closing, the Series B, C, and D Voting Agreement shall be terminated and all sections of the Investor Rights Agreement (other than registration rights provisions of Section 1) shall terminate.

            2.3 SUBSIDIARIES. Except as set forth on Schedule 2.3, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The entities listed on
Schedule 2.3 are wholly owned by the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of any relevant indemnification provisions.

            2.5 VALID ISSUANCE OF COMMON STOCK. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be free of any liens or encumbrances, will not be subject to any preemptive rights or rights of first refusal and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Except as set forth in Schedule 2.5, and except for any rights or arrangements that shall have been terminated prior to the Closing, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or


                                       3.

other changes in the vesting provisions or other terms of such agreement or understanding (including drag-along and tag-along rights) as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

            2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares, the execution of this Agreement or the consummation of any other transaction contemplated hereby, except for the following: (i) the completion of the Reincorporation, which shall be completed by the Company prior to the Closing; and (ii) the compliance with applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Assuming the accuracy of the representations of the Investor set forth in
Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and from the qualification requirements of Section 25110 of the California Securities Law.

            2.7 LITIGATION. Except as set forth on Schedule 2.7, there is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any arbitrator, court, administrative agency or other governmental body (nor, to best of the Company's knowledge, is there any basis for any such action, suit, proceeding or investigation). The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or the issuance of securities by the Company or the breach of any agreement made by the Company relating to the issuance of such securities. Neither the Company nor any of its subsidiaries is a party or subject to, and none of the assets of the Company or any of its subsidiaries is bound by, the provisions of any order, writ, injunction, judgment or decree of any arbitrator, court or government agency or instrumentality.

            2.8 EMPLOYEES. Each founder of the Company and each employee of the Company who has access to the Company's confidential or proprietary information has executed a proprietary information agreement, in substantially the form that will be delivered to the Investor upon request. No officer or key employee is in violation of any prior employee contract or proprietary information or noncompetition agreement. Each holder of Common Stock of the Company has entered into a Restricted Stock Purchase Agreement in the form delivered to the Investor. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent, other than the 1993 Stock Option Plan and the 1992 Stock Option Plan. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have


                                       4.

a present intention to terminate the employment of any officer, key employee or group of key employees.

            2.9 INTELLECTUAL PROPERTY. The Company has good title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the best knowledge of the Company, the Company has not violated and, by conducting its business as proposed, will not violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity nor have any claims been asserted, threatened or pending regarding any such alleged violation. None of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not, and does not intend to, utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. None of the Company's current employees is, by virtue of such employee's activities in connection with the Company's business, violating, infringing or appropriating any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any former employer of such employee. All consultants of the Company with access to material confidential information of the Company are parties to a written agreement pursuant to which, among other things, each such consultant is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants are in violation thereof, and the Company will use best efforts to prevent any such violation.

            2.10 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. Neither the Company nor any of its subsidiaries is in violation or default of any provision of its Articles of Incorporation, Certificate of Incorporation, as appropriate, or Bylaws, each as amended and in effect on and as of the Closing. To the Company's knowledge, except as set forth in Schedule 2.10, neither the Company nor any of its subsidiaries are in violation in any material respect of any material statute, rule, regulation, order or restriction of any state, local or federal government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. Neither the Company nor any of its subsidiaries is in material violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or any of its


                                       5.

subsidiaries. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such provision.

            2.11 PERMITS. The Company and each of its subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as presently being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and its subsidiaries, taken as a whole, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

            2.12 ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation, or has engaged in activities that would result in a violation, of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. There has been no complaint, notice of violation, investigation or report received by the Company or its subsidiaries relating to any alleged violation of any such applicable statute, law or regulation and there is no such complaint, notice of violation, investigation or report pending or threatened.

            2.13 DISCLOSURE. No representation, warranty or statement by the Company in this Agreement, or in any written statement, exhibit or certificate furnished to the Investor pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

            2.14 REGISTRATION RIGHTS. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.15 TITLE TO PROPERTY AND ASSETS. The Company and each of its subsidiaries have good and marketable title to all of their properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its subsidiaries. With respect to the property and assets they lease, the Company and each of its subsidiaries are in compliance with such leases and hold a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition


                                       6.

and repair in all material respects. Neither the Company nor any of its subsidiaries owns any real property.

            2.16 FINANCIAL STATEMENTS. The Company has delivered or made available to the Investor its audited balance sheet at January 31, 1999, and its audited statement of operations for the fiscal period then ended (the "AUDITED FINANCIAL STATEMENTS"), and its unaudited balance sheet at October 31, 1999 and its unaudited statement of operations for the fiscal period then ended (the "UNAUDITED FINANCIAL STATEMENTS," and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except that the Unaudited Financial Statements do not contain footnotes). The Financial Statements fairly and accurately present the consolidated financial condition of the Company as of the date of the balance sheet, and the statements of operations contained therein accurately present the operating results of the Company during the period indicated therein. Since October 31, 1999, there has been no (i) material adverse change in the assets, liabilities, condition (financial or otherwise), result of operations or business of the Company, (ii) damage, destruction or loss to any material asset of the Company or any of its subsidiaries (whether or not covered by insurance), (iii) sale, waiver or other disposition of any rights, debt owed to it, title or interest in or to any asset or property of the Company or any subsidiary or any revenues derived therefrom, other than in the ordinary course of business consistent with past practice, (iv) approval or action to put in effect any increase in the compensation or benefits payable to any class or group of employees of the Company or any subsidiary or any increase in the compensation or benefits payable or to become payable by the Company or any subsidiary to any of its directors, officers or employees whose total compensation after such increase would exceed $60,000, (v) adoption or amendment of any employee benefit plan compensation commitment or any severance agreement or employment contract to which any director, officer or employee of the Company or any subsidiary is a party, (vi) resignation or termination, or impending resignation or termination of employment of any director, officer or key employee of the Company, or any subsidiary, (vii) any material change in any accounting principle or method or election for federal income tax purposes used by the Company or any subsidiary, or (viii) arrangement or commitment by the Company or any of its subsidiaries to do any of the acts described in (i) through (vii) above.

            2.17 OUTSTANDING INDEBTEDNESS; MATERIAL LIABILITIES. Neither the Company nor any of its subsidiaries have any material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to October 31, 1999 in the ordinary course of business of the same character as those set forth in the Financial Statements which are not, considered together with theretofore existing liabilities set forth in the Financial Statements which remain outstanding, materially in excess of like liabilities and obligations set forth in the Financial Statements, (iii) liabilities and obligations under a lease for its principal offices and leases for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business, which liabilities and obligations do not exceed $100,000 in the aggregate.


                                       7.

            2.18 AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby, by the Investor Rights Agreement, by the Series B Voting Agreement, by the Series C Voting Agreement and by the Series D Voting Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its subsidiaries is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company, or
(iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (c) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) Neither the Company nor any of its subsidiaries is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws that adversely affects its business as now conducted, its properties or its financial condition.

                  (f) The Company has not engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.


                                       8.

            2.19 TAX RETURNS AND AUDITS. The Company has accurately prepared and filed all Federal, state and municipal tax returns and tax reports required to be filed by it, has paid all taxes (including, but not limited to, all income, profits, franchise, sales, use, property, excise and withholding taxes), assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. No audit, deficiency assessment or proposed adjustment of any of the Company's tax returns is pending, or to the best knowledge of the Company, threatened.

            2.20 INSURANCE. EXHIBIT E lists the insurance policies maintained by the Company. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated. The Company has in full force and effect insurance policies on the lives of John T. Kernan and Carl E. Zeiger.

            2.21 SHAREHOLDER AGREEMENTS. Except as contemplated by this Agreement, the Investor Rights Agreement, the Series B Voting Agreement, the Series C Voting Agreement and the Series D Voting Agreement, there are no agreements between the Company and any of the Company's shareholders, or to the best knowledge of the Company, among any of the Company's shareholders, which in any way affect any shareholder's ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws).

            2.22 CERTAIN TRANSACTIONS. Neither the Company nor any of its subsidiaries is indebted, either directly or indirectly, to any of its officers, directors or 5% stockholders, other than current liabilities for payment of salary for services rendered and reasonable expenses; none of such officers, or directors or 5% stockholders, or to the knowledge of the Company, any members of their immediate families is indebted to the Company or any of its subsidiaries or has any direct or indirect ownership interest in any firm or corporation with which the Company is in competition, with which the Company is affiliated or with which the Company has a business relationship which is material to the Company. To the best of the Company's knowledge, no officer or director or 5% stockholder is directly or indirectly interested in any contract with the Company or any of its subsidiaries which is material to the Company. Except as may be disclosed in the Financial Statements, neither the Company nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.23 BROKERS OR FINDERS. The Company has not utilized the services of any person as a broker, nor agreed to incur, directly or indirectly, any liability for, brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

            2.24 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Articles of Incorporation and Bylaws of the Company are in the forms attached hereto as EXHIBIT A and EXHIBIT
B. The minute books of the Company


                                       9.

made available to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

            2.25 OTHER. Except as disclosed in Section 2.2, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from Lightspan Delaware of any securities of Lightspan Delaware, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal.

            2.26 QUALIFIED SMALL BUSINESS. To its knowledge, the Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended.

            2.27 YEAR 2000. The Company has established a Year 2000 remediation program pursuant to which the computer and other systems of the Company and its subsidiaries will be Year 2000 ready.

      3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

      The Investor hereby represents and warrants that:

            3.1 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

            3.2 EXPERIENCE. The Investor is experienced in evaluating start-up companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment. It being understood that the foregoing shall have no affect on the Investor being entitled to rely on the representations, warranties and other agreements of the Company made herein.

            3.3 INVESTMENT. The Investor is acquiring the Shares for investment for Investor's own account (whether held directly by Investor or indirectly through affiliates of Investor) and not with the view to, or for resale in connection with, any distribution thereof to any third party not affiliated with such Investor. Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person not affiliated with Investor with respect to any of the Shares. Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act.

            3.4 RULE 144. Investor acknowledges that the Shares must be held until subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction


                                      10.

of certain conditions. Investor covenants that, in the absence of an effective registration statement covering the stock in question, Investor will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with Investor's representations and covenants set forth in this Section 3 or as is otherwise permitted by law. In connection therewith, Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

            3.5 ACCESS TO DATA. Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily an exhaustive description.

            3.6 AUTHORIZATION. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement incorporated herein by reference by Section 7.14 hereof.

            3.7 PRINCIPAL ADDRESS. For state securities law purposes, the principal address of the Investor is as set forth on the signature page hereto.

            3.8 LEGENDS. The Investor understands that the certificates evidencing the IPO Shares may bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

            3.9 NO ASSURANCES. The Investor acknowledges and agrees that there can be no assurance that the Company will be able to successfully complete an IPO in the near future or at any time.

      3A. PRE CLOSING COVENANTS OF COMPANY.

            3A.1. REINCORPORATION. Lightspan California shall use its best efforts to ensure that (i) prior to the Closing, its state of incorporation is changed to Delaware by merging into its


                                      11.

wholly-owned subsidiary, Lightspan Delaware, and Lightspan Delaware shall survive the merger, and (ii) as of the Closing, the Certificate of Incorporation and Bylaws of Lightspan Delaware shall be substantially as attached hereto as EXHIBIT F and EXHIBIT G, respectively.

            3A.2 POST-IPO CAPITALIZATION. Immediately prior to the Closing, which shall take place concurrently with the closing of the IPO, the authorized capitalization of Lightspan Delaware shall be as set forth on EXHIBIT H.

      4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

      The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (other than representations and warranties that speak of a specific date or of the date of the signing of this agreement, which only need to be correct as of such date).

            4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            4.3 BLUE SKY. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

            4.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Investor and its counsel.

            4.5 REINCORPORATION. The Company shall have effected the Reincorporation.

            4.6 CAPITALIZATION. Lightspan Delaware shall have authorized and reserved for issuance shares sufficient to allow issuance of the Shares as provided herein.

            4.7 FORM S-1. The United States Securities and Exchange Commission ("SEC") shall have declared the Registration Statement effective and the IPO shall have been consummated, or shall be consummated substantially concurrent with the Closing.

            4.8 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Investor a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in Sections 4.1, 4.2, 4.5, 4.6 and 4.7 have been satisfied.


                                      12.

            4.9 LEGAL OPINION. the Investor shall have received from legal counsel to the Company an opinion addressed to the Investor, dated as of the date of the Closing, in substantially the form attached hereto as EXHIBIT I.

            4.10 BOARD OF DIRECTORS. A nominee chosen by the Investor shall have been appointed as a Class III Director as contemplated in Section 7.13.

            4.11 WARRANT. The Warrant in the Form of EXHIBIT J shall have been executed.

            4.12 CLAIMS. To the Company's knowledge, no former holders of Series D or Series E Preferred Stock of Academic System Corporation shall have asserted claims for consideration related to the merger between the Company and Academic Systems Corporation in excess of the value of approximately 1.1 million shares (valued at $5.00 per share) of the Series E Preferred Stock of the Company, or other consideration of similar value.

      5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

      The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

            5.1 REPRESENTATIONS AND WARRANTIES. Except as otherwise referenced herein, the representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (other than representations and warranties that speak of a specific date, which only need to be correct as of such date).

            5.2 BLUE SKY. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

            5.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

            5.4 FORM S-1. The SEC shall have declared the Registration Statement effective.

            5.5 COMPLIANCE CERTIFICATE. The Investor shall have delivered to the Company a Compliance Certificate, executed by the an authorized representative of the Investor, dated the date of the Closing, to the effect that the conditions specified in Section 2.1 has been satisfied.

      6. TERMINATION.

      This agreement shall immediately terminate if the conditions specified in Sections 4.7 and 5.4 relating to the effectiveness of the Registration Statement shall not have been satisfied on


                                      13.

or before the date six months from the date hereof. Upon such termination, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this agreement.

      7. MISCELLANEOUS.

            7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

            7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit, and as of the date of the Closing.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of Investor to purchase Shares shall not be assignable, except to an affiliate of Investor, without the consent of the Company.

            7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at the Investor's address set forth on the signature page hereof, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investor. If notice is provided by mail, notice shall be deemed to be given upon proper deposit in a mailbox.

            7.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or


                                      14.

conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            7.7 EXPENSES. The Company and the Investor shall each bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

            7.8 FINDER'S FEE. The Company shall indemnify and hold the Investor harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company, or any of its partners, employees, or representatives, as the case may be, is responsible. The Investor acknowledges that it shall be solely liable for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which Investor may be responsible.

            7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            7.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

            7.11 CLOSING CONDITIONS. Each party will use its reasonable best efforts to satisfy the applicable conditions to Closing.

            7.12 MARKET STANDOFF. The Investor agrees that the Company (or a representative of the underwriters) may, in connection with the IPO, require that it not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of Common Stock or other securities of the Company held by it, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. The Investor further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Investor's common stock until the end of such period. Notwithstanding the above, if permitted in writing by the underwriters, the Investor may transfer such shares to any corporation or other entity which controls, is controlled by, or is under common control with the Investor, all as defined in the following sentence. A corporation or other entity will be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 100% of the voting securities or other ownership interest of the other corporation or entity.


                                      15.

            7.13 BOARD OF DIRECTORS. The Company shall use its best efforts to ensure that a nominee chosen by Investor is appointed as a member of the Company's Board of Directors as of the Closing, and that, as of the IPO, such nominee will serve as member of Class III of the Board of Directors, with a term scheduled to run until the third annual meeting of stockholders following the IPO. If, prior to the IPO, the Company shall enter into any agreement, or if the Company's Series E preferred shareholders shall enter into any agreement, providing for the nomination or election of any one or more of the Company's directors to be elected by the holders of the Company's Series E preferred shareholders, the Company shall use its best efforts to ensure that such agreement also calls for the nomination of and, if applicable, the election of, the nominee chosen by the Investor.

            7.14 REGISTRATION RIGHTS. From and after the date that is one year from the Closing, the Investor shall be entitled to all of the rights and subject to all of the obligations set forth in Section 1 of that Investor Rights Agreement, a copy of which is attached hereto as EXHIBIT K and Section 1 of which is incorporated herein by reference (the "IRA") such that Investor shall have such rights set forth in such Section 1 as if the Investor were a "Holder" (as defined therein) thereunder and the Shares and the shares of common stock to be issued upon exercise of the Warrant (the "WARRANT SHARES") were "Registrable Securities" (as defined therein) thereunder (including, without limitation, provisions in such Section 1 relating to termination and transfer of such rights, Rule 144 reporting and indemnification and excepting only Section 1.15 relating to a standoff agreement, to which Investor shall not be subject but shall be similarly bound pursuant to Section 17.12 hereof). The Investor shall be entitled to exercise such rights on a pari passu basis with the holders of such rights under the IRA. This Section 7.14 does not conflict with or violate the Investor Rights Agreement.

                    [THIS SPACE LEFT BLANK INTENTIONALLY]


                                      16.

      IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first above written.

COMPANY:

THE LIGHTSPAN PARTNERSHIP, INC.

By:
        -------------------------------
Title:
        -------------------------------


INVESTOR:

COX COMMUNICATIONS HOLDINGS, INC.

By:
        -------------------------------
Title:
        -------------------------------

Address:


                                      17.

                                   EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                     OF RESTATED ARTICLES OF INCORPORATION
                       OF THE LIGHTSPAN PARTNERSHIP, INC.

John T. Kernan hereby certifies that:

I. He is the duly elected and acting Chief Executive Officer of the Lightspan Partnership, Inc., a California corporation.

II. Section A. of the Article Third of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:

     A. The aggregate number of shares that the corporation shall have authority to issue is one hundred forty-eight million seven hundred ninety-five thousand seventy-four (148,795,074) which is comprised of eighty-seven million (87,000,000) shares of Common Stock each with the par value of $0.001 per share, and sixty-one million seven hundred ninety-five thousand seventy-four (61,795,074) shares of Preferred Stock each with the par value of $0.001 per share. The Preferred Stock shall be issued in five series, which shall be designated "Series A Preferred Stock," "Series B Preferred Stock," "Series C Preferred Stock," "Series D Preferred Stock," "Series E Preferred Stock." The Series A Preferred Stock shall consist of seven million six hundred seventeen thousand five hundred (7,617,500) shares. The Series B Preferred Stock shall consist of eleven million eight hundred sixteen thousand six hundred sixty-four (11,816,664) shares. The Series C Preferred Stock shall consist of three million three hundred sixty thousand nine hundred ten (3,360,910) shares. The Series D Preferred Stock shall consist of seventeen million (17,000,000) shares. The Series E Preferred Stock shall consist of twenty-two million (22,000,000) shares.

III. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the board of directors.

IV. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 9,142,723 shares of Common Stock, 7,467,500 shares of Series A Preferred Stock, 11,666,664 shares of Series B Preferred Stock, 3,264,285 shares of Series C Preferred Stock, 13,129,444 shares of Series D Preferred Stock and 7,575,529 shares of Series E Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The vote required was not less than a majority of the outstanding shares of Common Stock and not less than a majority of the outstanding shares of Preferred Stock considered together for such purpose as a single class.

V. I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 26, 1999                     /s/ JOHN T. KERNAN
                                         --------------------------------------
                                         John T. Kernan, Chief Executive Officer

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

        The undersigned, Carl E. Zeiger and Kathleen R. McElwee, certify that:

        1. They are the duly elected and acting President and Chief Operating Officer, and Vice President, Finance, and Chief Financial Officer, respectively, of The Lightspan Partnership, Inc., a California corporation (the "Company").

        2. The Articles of Incorporation of the Company are amended and restated in full to read as set forth in Exhibit A attached hereto.

        3. The Amended and Restated Articles of Incorporation of the Company attached hereto have been duly approved by the Board of Directors of the Company.

        4. The Amended and Restated Articles of Incorporation of the Company attached hereto have been duly approved by the shareholders of this Company in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock is 7,555,527. The total number of outstanding shares of Preferred Stock is 35,527,893. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was a simple majority of the outstanding shares of Preferred Stock, voting separately as a single class, a simple majority of the Common Stock, voting separately as a single class and a simple majority of the Common Stock and Preferred Stock, voting together as a single class.

        The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Date:  June 23, 1999
                                            /s/ CARL E. ZEIGER
                                            -----------------------------------
                                            Carl E. Zeiger, President
                                            and Chief Operating Officer

                                            /s/ KATHLEEN R. MCELWEE
                                            -----------------------------------
                                            Kathleen R. McElwee, Vice President,
                                            Finance, and Chief Financial Officer

                                    EXHIBIT A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

        FIRST. The name of the corporation is The Lightspan Partnership, Inc.

        SECOND. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.

        THIRD. (a) The aggregate number of shares that the corporation shall have authority to issue is one hundred thirty-one million seven hundred ninety-five thousand seventy-four (131,795,074) which is comprised of seventy-five million (75,000,000) shares of Common Stock each with the par value of $0.001 per share, and fifty-six million seven hundred ninety-five thousand seventy-four (56,795,074) shares of Preferred Stock each with the par value of $0.001 per share. The Preferred Stock shall be issued in five series, which shall be designated "Series A Preferred Stock," "Series B Preferred Stock," "Series C Preferred Stock," "Series D Preferred Stock," "Series E Preferred Stock." The Series A Preferred Stock shall consist of seven million six hundred seventeen thousand five hundred (7,617,500) shares. The Series B Preferred Stock shall consist of eleven million eight hundred sixteen thousand six hundred sixty-four (11,816,664) shares. The Series C Preferred Stock shall consist of three million three hundred sixty thousand nine hundred ten (3,360,910) shares. The Series D Preferred Stock shall consist of seventeen million (17,000,000) shares. The Series E Preferred Stock shall consist of seventeen million (17,000,000) shares.

                (b) The terms and provisions of the Preferred Stock are as follows:

        1. Definitions. For purposes of this Article, the following definitions shall apply:

                (a) "Company" shall mean the corporation.

                (b) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities (other than shares of Preferred Stock) convertible into or exchangeable for Common Stock or convertible into or exchangeable for securities that are convertible into or exchangeable for Common Stock.

                (c) "Employee Sale" shall mean the sale or grant of any right to purchase (including any option or warrant) any shares of Common Stock to any employee, officer or director of, or consultant to, the Company pursuant to any employee, officer, director or consultant plan or agreement adopted or approved by the Board of Directors of the Company, and any exercise of any such right, net of any such rights to purchase expiring unexercised and net of any shares repurchased by the Company from employees, officers, directors or consultants at cost upon termination of employment or tenure pursuant to such agreements. Employee Sale shall also mean (in addition to the shares described in the preceding sentence) the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock to any bank, equipment lessor or other similar financial institution if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors.

                (d) "Liquidation Preference" shall mean $1.00 per share for the Series A Preferred Stock, $3.00 per share for the Series B Preferred Stock, $6.00 per share for the Series C Preferred Stock, $3.76 per share for the Series D Preferred Stock and $5.00 per share for the Series E Preferred Stock (subject to adjustment from time to time as set forth elsewhere herein).

                (e) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                (f) "Original Issue Date" shall mean, respectively, the dates upon which shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are first issued.

                (g) "Original Issue Price" shall mean $1.00 per share for the Series A Preferred Stock, $3.00 per share for the Series B Preferred Stock, $6.00 per share for the Series C Preferred Stock, $3.76 per share for the Series D Preferred Stock and $5.00 per share for the Series E Preferred Stock.

                (h) "Preferred Stock" shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

        2. Dividends.

                (a) Dividend Preference. The holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, out of any assets at the time legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Companyny) on the Common Stock of this Company, at the rate of ten cents ($0.10) per share per annum for the Series A Preferred Stock, thirty cents ($0.30) per share per annum for the Series B Preferred Stock, sixty cents ($0.60) per share per annum for the Series C Preferred Stock, thirty-seven and six-tenths cents ($0.376) per share per annum for the Series D Preferred Stock and fifty cents ($0.50) per share per annum for the Series E Preferred Stock, when, as and if declared by the Board of Directors; provided, however, that the Board of Directors is under no obligation to pay dividends to such holders, and such dividends, if any, shall be noncumulative such that no rights shall accrue to the holders of the Preferred Stock as a result of the failure to declare such dividends in any prior year. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. No such dividend shall be declared or paid on the Preferred Stock of any series in accordance with the preceding sentences unless dividends are simultaneously declared or paid on the Preferred Stock of each other series, and if less than the full annual dividend for each series is so declared or paid, the amounts declared and paid for each series shall be determined pro rata on the basis of the Liquidation Preferences for the shares of the respective series. If and to the extent that the Board of Directors of the Company shall declare and set aside for payment any other and further amount of cash or property (other than Common Stock of the Company) as a distribution, such distribution shall be made with equal priority to the Common Stock and the Preferred Stock, with each share of Preferred Stock of each series being treated for such purpose as if it had been converted into Common Stock at the then effective Conversion Rate for such series. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

                (b) Priority of Dividends. The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock in any fiscal year unless and until full annual dividends shall have been paid, or declared and set apart, upon all shares of Preferred Stock of each series. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company, or take any other action, unless the Company could, under this Section 2, purchase or otherwise acquire such shares or take such other action at such time and in such manner.

                (c) Distribution. As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors, at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, which agreements were authorized by the unanimous approval of the Board of Directors) for cash or property.

                (d) Consent to Certain Repurchases. As authorized by Section 402.5(c) of the California Corporations Code, Sections 502 and 503 of the California Corporations Code shall not apply with respect to Distributions made by the Companym in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors, at a price not greater than the amount paid by such persons for such shares, upon termination of their employment or services pursuant to agreements providing for the right of said repurchase upon the unanimous approval of the Board of Directors.

        3. Liquidation Rights.

                (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Preferred Stock then held by them plus an amount equal to all declared and unpaid dividends thereon, if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Stock.

                (b) Priority. If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the numbers of shares of Preferred Stock of each series held by them multiplied by the Liquidation Preference for the shares of such series of Preferred Stock.

                (c) Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amounts specified herein, any remaining assets of the Company shall be distributed ratably to the holders of the Company's capital stock then outstanding, with each share of Preferred Stock of each series being treated for such purpose as if it had been converted into Common Stock at the then effective Conversion Rate for such series. For such purpose, all shares of Preferred Stock of each series held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

                (d) Reorganization. Notwithstanding anything else in these Articles of Incorporation, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Company with or into any other corporation or corporations or of any other corporation or corporations with or into the Company but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; provided, however, that a consolidation or merger as a result of which the holders of capital stock of the Company immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the Company surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Company is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up of the Company within the meaning of this Section 3.

        4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                (a) Right to Convert. Each share of Preferred Stock shall be convertible, without payment of additional consideration, into shares of Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock. Each share of Series A Preferred Stock shall be converted into that number of fully-paid and nonassessable shares of Common Stock that is determined by dividing $1.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series B Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $3.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series C Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $6.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series D Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $3.76 by the appropriate Conversion Price (as hereinafter defined). Each share of Series E Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $5.00 by the appropriate Conversion Price (as hereinafter defined). The initial Conversion Price for the Series A Preferred Stock shall be $1.00, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series B Preferred Stock shall be $3.00, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series C Preferred Stock shall be $3.76, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series D Preferred Stock shall be $3.76, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series E Preferred Stock shall be $5.00, and shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for each such series.) Upon any decrease or increase in the Conversion Price or the Conversion Rate for a series, as described in this Section 4, the Conversion Rate or Conversion Price for such series, as the case may be, shall be appropriately increased or decreased.

                (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share immediately upon the consummation of a firm commitment underwritten public offering of Common Stock on Form S-1, provided that the public offering price per share is not less than $10.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) and the aggregate gross proceeds to the Company are not less than $20,000,000 (a "Qualifying Public Offering").

                (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions) issuable upon conversion of shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share of Common Stock, the Company shall, in lieu of issuing any fractional shares to which the holder would otherwise be entitled, pay a sum of cash equal to the then fair market value of such fractional share as determined in good faith by the Board of Directors of the Company. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

                (d) Adjustments to Conversion Price for Diluting Issues.

                         (i) Special Definition. For purposes of this paragraph
4(d), "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Company after the Original Issue Date of a particular series of Preferred Stock, other than:

                                a. shares of Common Stock issued or issuable
upon conversion of shares of Preferred Stock;

                                b. shares of Common Stock issued or issuable
pursuant to the exercise or conversion of Series A Preferred Stock Purchase Warrants, Series B Preferred Stock Purchase Warrants, Series C Preferred Stock Purchase Warrants, Series D Preferred Stock Purchase Warrants, Series E Preferred Stock Purchase Warrants or any warrants or shares of capital stock assumed or issued by the Company in any acquisition of another business or entity;

                                c. shares of Common Stock issued or issuable in
an Employee Sale; and

                                d. shares of Common Stock issued or issuable as
a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(d)(vi), (vii) or (viii) hereof.

                        (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock. No adjustment in the Conversion Price otherwise required by this paragraph 4 shall affect any shares of Common Stock issued upon conversion of Preferred Stock prior to such adjustment.

                        (iii) Deemed Issue of Additional Shares of Common.

                                a. Options and Convertible Securities. In the
event the Company at any time or from time to time after the Original Issue Date of a particular series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 4(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                        (1) no further adjustment in the
Conversion Price of such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (2) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                        (3) no readjustment pursuant to clause
(b) above shall have the effect of increasing the Conversion Price of such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such Series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such Series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

                                        (4) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                                i) in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Companyny for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Companyy upon such conversion or exchange, and

                                                ii) in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Companypany (determined pursuant to paragraph 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                        (5) if such record date shall have been
fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

                                b. Stock Dividends. In the event the Company at
any time or from time to time after the Original Issue Date of a particular series of Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of such series of Preferred Stock, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                        (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event this Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price for any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of the Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such issue (without counting as outstanding any Options or Convertible Securities) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such issue (without counting as outstanding any Options or Convertible Securities) plus the number of such Additional Shares of Common so issued.

                        (v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Company for the issue of any Additional Shares of Common shall be computed as follows:

                                a. Cash and Property. Such consideration shall:

                                        (1) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any Additional Shares of Common;

                                        (2) insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                        (3) in the event Additional Shares of
Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board.

                                b. Options and Convertible Securities. The
consideration per share received by the Companyy for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                        (x) the total amount, if any, received
or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in subparagraph (a) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                        c. Stock Dividends. Any Additional
Shares of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                        (vi) Adjustments for Subdivisions or Combinations of Common. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

                        (vii) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3(d) above ("Liquidation Rights"), if the Common Stock issuable upon conversion of the

Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification.

                (e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Companyany but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

                (g) Notices of Record Date. In the event that this Companyany shall propose at any time:

                        (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                        (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Company shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above.

        Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Company.

                (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        5. Redemption. Subject to the provisions of this Section 5, the Company may redeem, at the applicable Redemption Price (defined below) and ratably among the holders of the then outstanding Preferred Stock to be redeemed, all or any portion of the Consenting Preferred (as defined below) outstanding on the Redemption Date (defined below). As more fully set forth below in Section 5(a), in order to redeem any shares of Preferred Stock, the Company shall give notice pursuant to this Section 5 to all holders of the then outstanding Preferred Stock of all series at the address of each such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice. Any such notice, however, shall be effective (and the Company shall have the right to redeem any shares of Preferred Stock) only as follows: (i) with respect to shares of Series A Preferred Stock, the Company shall have the right to redeem such shares of Series A Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series A Preferred Stock, voting separately as a single class, (ii) with respect to shares of Series B Preferred Stock, the Company shall have the right to redeem such shares of Series B Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than 57% of such shares of Series B Preferred Stock, voting separately as a single class, (iii) with respect to shares of Series C Preferred Stock, the Company shall have the right to redeem such shares of Series C Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series C Preferred Stock, voting separately as a single class, (iv) with respect to shares of Series D Preferred Stock, the

Company shall have the right to redeem such shares of Series D Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series D Preferred Stock, and (v) with respect to shares of Series E Preferred Stock, the Company shall have the right to redeem such shares of Series E Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series E Preferred Stock, voting separately as a single class. In the event that the appropriate consents for redemption have been obtained from the holders of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, all of such shares of Preferred Stock shall be referred to hereinafter as "Consenting Preferred". The right of redemption contained in this Section 5 shall not be exercised with respect to any series of Preferred Stock prior to the fifth anniversary of the Original Issue Date of the Series E Preferred Stock, but may be exercised at any time and from time to time thereafter. No such notice of redemption shall be effective if and to the extent that the Company, at the date of such redemption, shall be prohibited by applicable law from effecting such redemption.

                (a) Notice. If the Company determines to effect a redemption, it shall give not less than 60 days prior written notice to all holders of the Preferred Stock that up to a specified percentage of the outstanding shares of the Preferred Stock shall be redeemed on the date specified in such notice (the "Redemption Date") at the applicable Redemption Price, which shall equal the Original Issue Price per share, as adjusted for any stock split, reverse or similar recapitalization with respect to such shares, plus any declared and unpaid dividends on the Preferred Stock (the "Redemption Price"). The notice shall further call upon such holders to surrender to the Company on or before the Redemption Date, at the place designated in the notice, such holder's certificate or certificates representing the shares of Preferred Stock to be redeemed. On or after the Redemption Date, each holder of shares of Consenting Preferred called for redemption shall surrender the certificate or certificates evidencing such shares to the Company, at the place designated in such notice and shall thereupon be entitled to receive payment of the appropriate Redemption Price. The Company shall be under no obligation to redeem shares of Preferred Stock (i) for which no stock certificate or affidavit of lost stock certificate is surrendered or (ii) to the extent that any such redemption would be in violation of applicable law.

                (b) Cessation of Rights. From and after the Redemption Date, unless there shall have been a default in payment of the appropriate Redemption Price, all rights of the holders of shares of the Preferred Stock designated and called for redemption in the redemption notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be outstanding for any purpose whatsoever. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

                (c) Deposit of Redemption Price. Two days prior to the Redemption Date, the Company shall deposit in cash the Redemption Price of all outstanding shares of the Preferred Stock designated for redemption in the redemption notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Company shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Company pursuant to this Section 5(c) for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to
Section 4 above no later than the close of business on the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any monies deposited by the Company pursuant to this Subsection 5(c) remaining unclaimed at the expiration of six (6) months following the Redemption Date shall thereafter be returned to the Company, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Stock and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.

        6. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                (a) Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The holders of the Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

                (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

                (c) Election of Directors. The holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect two (2) directors. The holders of the Series B Preferred Stock, voting separately as a single class, shall be entitled to elect three (3) directors. The holders of the Series C Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) director. The holders of the Series D Preferred Stock, voting separately as a single class, shall be entitled to elect two (2) directors. The holders of Common Stock, voting separately as a single class, shall be entitled to elect two (2) directors. Any vacancy among the directors to be elected by any class or series of Preferred Stock or Common Stock shall be filled, if by the Board of Directors, only at the written direction of the holders of the class or series entitled to elect the directors as to whom a vacancy has arisen, or, if by the shareholders, by the shareholders of the class or series entitled to elect such directors. A meeting of shareholders to fill any such vacancy shall promptly be called upon request of holders of not less than 25% of the shares of such class or series

(as applicable) entitled to elect the directors as to whom a vacancy has arisen. In the event the Bylaws of the Company provide for more than ten (10) directors to be elected, such additional directors shall be elected by the holders of the Common Stock and the Preferred Stock, voting together as a single class.

        7. Amendments and Changes.

                (a) No Series Voting. Other than as provided in these Amended and Restated Articles of Incorporation or by law, there shall be no series voting.

                (b) Approval by Class. As long as any of the Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of not less than a majority of the total number of shares of the Preferred Stock then outstanding (considered together for such purpose as a single class):

                        (i) amend or repeal any provision of, or add any provision to, the Company's Amended and Restated Articles of Incorporation or Bylaws;

                        (ii) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Preferred Stock;

                        (iii) enter into any transaction or series of related transactions, as a result of which voting control of the Company shall have passed to another person or entity (or group of related persons or entities);

                        (iv) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the number of authorized shares of Preferred Stock;

                        (v) issue, at any time prior to the second anniversary of the Original Issue Date of the Series E Preferred Stock, any Additional Shares of Common if such issuance would result in an adjustment of the Conversion Price of the Series E Preferred Stock pursuant to Section 4(d)(iv) above;

                        (vi) effect a fundamental change in the Company's business strategy as set forth in the Company's Business Plan dated February 1999; or

                        (vii) amend this Subsection 7(b).

        For purposes of clause (i) of this Section 7(b), such an amendment shall be deemed to occur upon the conversion or exchange of the Preferred Stock in any reorganization into or for securities of any other corporation or cash or property other than preferred stock having like rights, preferences, privileges and powers as, and like restrictions provided for the benefit of, the Preferred Stock. Like preferences shall be deemed to include the right to convert such preferred stock into the kind and amount of securities, cash or other property receivable in such reorganization by a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization. Notwithstanding anything herein to the contrary, no separate series vote of the Preferred Stock shall be necessary to approve any consolidation, merger or sale deemed to be, and treated as, a liquidation, dissolution or winding up under Section 3(d).

        8. Notices. Any notice required by the provisions of this Article THIRD to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

        FOURTH. (a) Limitation of Directors' Liability. The liability of the directors of this Company for monetary damages shall be eliminated to the fullest extent permissible under California law.

                (b) Indemnification of Corporate Agents. The Company is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders.

                (c) Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article FOURTH shall not adversely affect any right of indemnification or limitation of liability of an agent of this Company relating to acts or omissions occurring prior to such repeal or modification.

                                   EXHIBIT B

                                     BYLAWS

                                     BYLAWS

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

                                    BYLAWS OF

                         THE LIGHTSPAN PARTNERSHIP, INC.





                                TABLE OF CONTENTS


                                                                                                              Page
ARTICLE 1 -- CORPORATE OFFICES ............................................................................    1

          1.1       PRINCIPAL OFFICE ......................................................................    1
          1.2       OTHER OFFICES .........................................................................    1

ARTICLE 2 -- MEETINGS OF SHAREHOLDERS .....................................................................    1

          2.1       PLACE OF MEETINGS .....................................................................    1
          2.2       ANNUAL MEETING.........................................................................    1
          2.3       SPECIAL MEETING ......................................................................     1
          2.4       NOTICE OF SHAREHOLDERS' MEETINGS ......................................................    2
          2.5       MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE ..........................................    3
          2.6       QUORUM ................................................................................    3
          2.7       ADJOURNED MEETING, NOTICE .............................................................    4
          2.8       VOTING ................................................................................    4
          2.9       VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT .....................................    5
          2.10      SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING ...............................    5
          2.11      RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS............................    6
          2.12      PROXIES ...............................................................................    7
          2.13      INSPECTORS OF ELECTION ................................................................    7

ARTICLE 3 -- DIRECTORS ....................................................................................    8

          3.1       POWERS ................................................................................    8
          3.2       NUMBER OF DIRECTORS ...................................................................    8
          3.3       ELECTION AND TERM OF OFFICE OF DIRECTORS ..............................................    9
          3.4       RESIGNATION AND VACANCIES .............................................................    9
          3.5       PLACE OF MEETINGS; MEETINGS BY TELEPHONE ..............................................    10
          3.6       REGULAR MEETINGS ......................................................................    10
          3.7       SPECIAL MEETINGS; NOTICE ..............................................................    10
          3.8       QUORUM ................................................................................    10
          3.9       WAIVER OF NOTICE ......................................................................    11
          3.10      ADJOURNMENT ...........................................................................    11
          3.11      NOTICE OF ADJOURNMENT .................................................................    11
          3.12      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING .....................................    11

                                TABLE OF CONTENTS
                                  (Continued)


                                                                                                              Page
          3.13      FEES AND COMPENSATION OF DIRECTORS ....................................................    12
          3.14      APPROVAL OF LOANS TO OFFICERS .........................................................    12

ARTICLE 4 -- COMMITTEES ...................................................................................    12

          4.1       COMMITTEES OF DIRECTORS ...............................................................    12
          4.2       MEETINGS AND ACTION OF COMMITTEES .....................................................    13

ARTICLE 5 -- OFFICERS .....................................................................................    13
          5.1       OFFICERS ..............................................................................    13
          5.2       ELECTION OF OFFICERS ..................................................................    14
          5.3       SUBORDINATE OFFICERS ..................................................................    14
          5.4       REMOVAL AND RESIGNATION OF OFFICERS ...................................................    14
          5.5       VACANCIES IN OFFICES ..................................................................    14
          5.6       CHAIRMAN OF THE BOARD .................................................................    14
          5.7       PRESIDENT .............................................................................    15
          5.8       VICE PRESIDENTS .......................................................................    15
          5.9       SECRETARY .............................................................................    15
          5.1       CHIEF FINANCIAL OFFICER ...............................................................    16

ARTICLE 6 -- INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS ..........................    16

          6.1       INDEMNIFICATION OF DIRECTORS AND OFFICERS .............................................    16
          6.2       INDEMNIFICATION OF OTHERS .............................................................    16
          6.3       PAYMENT OF EXPENSES IN ADVANCE ........................................................    17
          6.4       INDEMNITY NOT EXCLUSIVE ...............................................................    17
          6.5       INSURANCE INDEMNIFICATION .............................................................    17
          6.6       CONFLICTS .............................................................................    17

ARTICLE 7 -- RECORDS AND REPORTS ..........................................................................    18

          7.1       MAINTENANCE AND INSPECTION OF SHARE REGISTER ..........................................    18
          7.2       MAINTENANCE AND INSPECTION OF BYLAWS ..................................................    18
          7.3       MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS .................................    19
          7.4       INSPECTION BY DIRECTORS ...............................................................    19
          7.5       ANNUAL REPORT TO SHAREHOLDERS; WAIVER .................................................    19

                                TABLE OF CONTENTS
                                  (Continued)


                                                                                                             Page
          7.6       FINANCIAL STATEMENTS ..................................................................    20
          7.7       REPRESENTATION OF SHARES OF OTHER CORPORATIONS ........................................    20

ARTICLE 8 -- GENERAL MATTERS ..............................................................................    21

          8.1       RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING .................................    21
          8.2       CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS .............................................    21
          8.3       CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED .....................................    21
          8.4       CERTIFICATES FOR SHARES ...............................................................    21
          8.5       LOST CERTIFICATES .....................................................................    22
          8.6       CONSTRUCTION; DEFINITIONS .............................................................    22

ARTICLE 9 AMENDMENTS ......................................................................................    22

          9.1       AMENDMENT BY SHAREHOLDERS .............................................................    22
          9.2       AMENDMENT BY DIRECTORS ................................................................    23

                                     BYLAWS

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

                                    ARTICLE 1

                                CORPORATE OFFICES



         1.1 PRINCIPAL OFFICE

         The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state and the corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of California.

         1.2 OTHER OFFICES

         The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                    ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

         2.1 PLACE OF MEETINGS

         Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         2.2 ANNUAL MEETING

         The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

         2.3 SPECIAL MEETING

         A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

         If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

         2.4 NOTICE OF SHAREHOLDERS' MEETINGS

         All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty
(30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

         2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders' meeting, or (iv) by telegraphic or other written com-munication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

         2.6 QUORUM

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.7 ADJOURNED MEETING; NOTICE

         Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these bylaws.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         2.8 VOTING

         The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

         The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

         Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

         If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Code or by the articles of incorporation.

         At a shareholders' meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

         2.9 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

         The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

         2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

         In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

         All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

         2.11 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS

         For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

         If the board of directors does not so fix a record date:

            2.11.1 the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

            2.11.2 the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         The record date for any other purpose shall be as provided in Article 8 of these bylaws.

         2.12 PROXIES

         Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in fun force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

         2.13 INSPECTORS OF ELECTION

         Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

            (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

            (b) receive votes, ballots or consents;

            (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d) count and tabulate all votes or consents;

            (e) determine when the polls shall close;

            (f) determine the result; and

            (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                    ARTICLE 3

                                    DIRECTORS


         3.1 POWERS

         Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2 NUMBER OF DIRECTORS

         The authorized number of directors of the corporation shall be not less than six (6) nor more than eleven (11). The exact number of directors shall be eleven (11) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

         Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         3.4 RESIGNATION AND VACANCIES

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

         3.5 PLACE OF MEETING; MEETINGS BY TELEPHONE

         Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

         Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

         3.6 REGULAR MEETINGS

         Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

         3.7 SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.8 QUORUM

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of directors), the articles of incorporation, and other applicable law.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.9 WAIVER OF NOTICE

         Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

         3.10 ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.11 NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

         3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

         3.13 FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

         3.14 APPROVAL OF LOANS TO OFFICERS*

         The corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors.




--------------------------

* This section is effective only if it has been approved by the shareholders in accordance with Sections 315(b) and 152 of the Code.

                                    ARTICLE 4

                                   COMMITTEES


         4.1 COMMITTEES OF DIRECTORS

         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

            (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

            (b) the filling of vacancies on the board of directors or in any committee;

            (c) the fixing of compensation of the directors for serving on the board or any committee;

            (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

            (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

            (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

            (g) the appointment of any other committees of the board of directors or the members of such committees.

         4.2 MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article 3 of these bylaws, Section
3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE 5

                                    OFFICERS

         5.1 OFFICER

         The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.3 of these bylaws. Any number of offices may be held by the same person.

         5.2 ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

         5.3 SUBORDINATE OFFICERS

         The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

         5.4 REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5 VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         5.6 CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

         5.7 PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

         5.8 VICE PRESIDENTS

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

         5.9 SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seat of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

         5.10 CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                    ARTICLE 6

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

         6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article 6, a

"director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         6.2 INDEMNIFICATION OF OTHERS

         The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the
Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article 6, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         6.3 PAYMENT OF EXPENSES IN ADVANCE

         Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

         6.4 INDEMNITY NOT EXCLUSIVE

         The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

         6.5 INSURANCE INDEMNIFICATION

         The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

         6.6 CONFLICTS

         No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

            (a) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

            (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                    ARTICLE 7

                               RECORDS AND REPORTS

         7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER

         The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

         The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

         Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         7.2 MAINTENANCE AND INSPECTION OF BYLAWS

         The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these bylaws as amended to date.

         7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

         The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

         The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         7.4 INSPECTION BY DIRECTORS

         Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

         7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER

         The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

         The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

         7.6 FINANCIAL STATEMENTS

         If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         7.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                    ARTICLE 8

                                 GENERAL MATTERS

         8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

         For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

         If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

         8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

         From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

         The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.4 CERTIFICATES FOR SHARES

         A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

         8.5 LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         8.6 CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                    ARTICLE 9

                                   AMENDMENTS

         9.1 AMENDMENT BY SHAREHOLDERS

         New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

         9.2 AMENDMENTS BY DIRECTORS

         Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

                 CERTIFICATE OF ADOPTION AND AMENDMENT OF BYLAWS

                                       OF

                        THE LIGHTSPAN PARTNERSHIP, INC.

                      Certificate by Secretary of Adoption
                          by Incorporator and Amendment

         The undersigned hereby certifies that (i) she is the duly elected, qualified and acting Secretary of The Lightspan Partnership, Inc. (the "Company"); (ii) the foregoing Bylaws, comprising twenty (20) pages, were adopted as the Bylaws of the Company on September 24, 1993 by the person appointed in the Articles of Incorporation to act as the Incorporator of the Company; (iii) the Board of Directors of the Company by unanimous written consent effective November 18, 1993 approved the amendment of Section 3.2 of such duly adopted Bylaws; (iv) the Board of Directors and the shareholders of the Company by written consent effective January 30, 1995 approved the further amendment of Section 3.2 of such duly adopted Bylaws; (v) the Board of Directors of the Company by written consent effective September 13, 1996 approved the amendment of Section 3.2 of such duly adopted Bylaws; (vi) the Board of Directors of the Company, effective as of June 24, 1997, approved the further amendment of Section 3.2 of such duly adopted Bylaws; and (vii) the Board of Directors of the Company on October 28, 1999 approved the further amendment of
Section 3.2 of such duly adopted Bylaws in their current form.

         IN WITNESS WHEREOF, the undersigned has thereunto set his hand and affixed the corporate seal this 1st day of November, 1999.





                                            /s/ KATHLEEN R. MCELWEE
                                            -----------------------------------
                                            Kathleen R. McElwee, Secretary

                                   EXHIBIT E

                         SCHEDULE OF INSURANCE COVERAGE

L I G H T S P A N
--------------------------------------------------------------------------------
Page 1 of 9                                                               Binder

PROPERTY COVERAGE - INCLUDING
BOILER & MACHINERY

     NAMED INSURED
     The Lightspan Partnership, Inc.
     Academic Systems Corporation

     ADDRESS
     10140 Campus Point Drive
     San Diego, CA 92121

     INSURING COMPANY
     Federal Insurance Company (Chubb)

     POLICY NUMBER
     3535-93-19

     POLICY PERIOD
     12:01 am, November 1, 1999-November 1, 2000

     BINDER PERIOD
     12:01 am, November 1, 1999-February 1, 2000

     LIMITS OF INSURANCE & PROPERTY COVERED
     * Blanket Business Personal Property including Stock     $5,575,000
     * Blanket Business Income with Extra Expense             $9,000,000
     * Blanket Electronic Data Processing Equipment and Media $6,525,000
     Property at Exhibition                                   $   60,000
     Property in Transit                                      $  100,000
     Salesperson's Samples                                    $   10,000
     Unscheduled Locations                                    $   10,000

   It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


/s/ [Signature Illegible]                                              10-29-99
----------------------------  -------------------------------------  -----------
  Underwriter's Signature                      Title                     Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 2 of 9                                                               Binder

PROPERTY COVERAGE - INCLUDING
BOILER & MACHINERY

     DEDUCTIBLE
     All Perils Except                                                    $1,000
     Boiler & Machinery Business Income with Extra Expense              24 Hours

     ANNUAL PREMIUM                                                      $15,000

     COVERAGE EXTENSIONS AND CONDITIONS
     *    Per Chubb "Customarq" Form 80-02-1000
     *    Cancellation Notice - 60 Days (10 days for Non-Payment)
     *    California Cancellation/Non-Renewal Endorsement
     * Agreed Amount - Business Personal Property, Electronic Data Processing Equipment, and Business Income with Extra Expense
     *    Earthquake Sprinkler Leakage
     *    Replacement Cost Coverage
     *    Selling Price Valuation on Stock
     *    $250,000 Blanket Limit of Insurance (per Chubb Form 80-02-0006)

     EXCLUSIONS
     *    Per Policy Form
     *    Earthquake
     *    Flood
     *    Date Recognition (Y2K)**

     *  Blanket limits per Statement of Values on file with the company.
     ** New exclusion applies to direct loss, but damage from ensuing perils covered.

   It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


/s/ [Signature Illegible]                                              10-29-99
----------------------------  -------------------------------------  -----------
  Underwriter's Signature                      Title                     Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 3 of 9                                                               Binder

COMMERCIAL GENERAL LIABILITY

                NAMED INSURED
                The Lightspan Partnership, Inc.
                Academic Systems Corporation

                ADDRESS
                10140 Campus Point Drive
                San Diego, CA 92121

                INSURING COMPANY
                Federal Insurance Company (Chubb)

                POLICY NUMBER
                3535-93-19

                POLICY PERIOD
                12:01 am, November 1, 1999-November 1, 2000

                BINDER PERIOD
                10:01 am, November 1, 1999-February 1, 2000

                POLICY FORM
                "New" Occurrence; Defense Costs in Addition to Policy Limits

                LIMITS OF INSURANCE
                General Aggregate                               $2,000,000
                Products -- Completed Operations Aggregate      $2,000,000
                Personal Injury                                 $1,000,000
                Advertising Injury                              $1,000,000
                Each Occurrence                                 $1,000,000
                Fire Damage -- Any One Fire                       Included
                Medical Expense -- Any One Person               $   10,000

    It is agreed that insurance and premium arrangements subsequently shall conform to this binder.

[Signature Illegible]                                           10-29-99
---------------------------     --------------------------      --------
  Underwriter's Signature                 Title                    Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 4 of 9                                                               Binder

COMMERCIAL GENERAL LIABILITY

                ESTIMATED ANNUAL PREMIUM
                Adjustable or Audit, Based on 72,100,000                $23,091
                  Estimated Annual Sales                                +   200
                                                                        -------
                                                                        $23,291

                COVERAGE EXTENSIONS AND CONDITIONS

                -       Per Chubb Customary Form 80-02-0010

                -       Cancellation Notice -- 60 Days (10 Days for Non-Payment)

                -       California Cancellation/Non-Renewal Endorsement

                -       Cumis Counsel Endorsement

                -       Employee Benefit Administration Liability*

                        Claims Made; Retroactive Date November 1, 1997;
                          Limit -- $1,000,000 Each Wrongful Act
                             $1,000,000 Aggregate; Deductible - $1,000

                -       Stop Gap Liability -- West Virginia and Puerto Rico

                EXCLUSIONS

                -       Per Policy Form

                -       Employment Related Practices

                -       Pollution (except as a result of Hostile Fire)

                -       Professional Liability

                -       Benefits Due**

                -       Millennium Date Change**

                * This coverage is written on a Claims-Made basis. Claims under this coverage must be submitted by the insured to the carrier during the policy period or within 60 days after expiration of the policy for coverage to apply. Be aware that late reporting could result in a disclaimer of coverage letter from the insurer. This coverage also makes available an Extended Reporting Period which can be exercised per the conditions of the policy.

                ** New -- These Y2K exclusions apply to Employee Benefit
                   Administration Liability only.

         It is agreed that insurance contracts and premiums agreements subsequently issued shall conform to this binder.

[Signature Illegible]                                           10-29-99
---------------------------     --------------------------      --------
  Underwriter's Signature                 Title                    Date

L I G H T S P A N
-------------------------------------------------------------------------------
Page 5 of 9                                                              Binder

NON-OWNED AND HIRED AUTOMOBILE

            NAMED INSURED
            The Lightspan Partnership, Inc.
            Academic Systems Corporation

            ADDRESS
            10140 Carupus Point Drive
            San Diego, CA 92121

            INSURING COMPANY
            Federal Insurance Company (Chubb)

            POLICY NUMBER
            7323-48-63

            POLICY PERIOD
            12:01 am, November 1, 1999 - November 1, 2000

            BINDER PERIOD
            12:01 am, November 1, 1999 - February 1, 2000

            LIMITS OF INSURANCE
            Non-Owned and Hired Automobile Liability       $1,000,000
            Hired Auto Physical Damage; $500 Deductible    $   50,000

            ANNUAL PREMIUM                                      5,789

            COVERAGE EXTENSIONS AND CONDITIONS
            * Per ISO Form CA 0001 (12/93)
            * Cancellation Notice - 60 Days (10 Days for Non-Payment)
            * California Changes - Cancellation and Non-Renewal

            EXCLUSIONS
            * Per Policy Form

   It is agreed that Insurance contracts and premium agreements subsequently issued shall confirm to this binder.


/s/ [Signature Illegible]                                           10-29-99
----------------------------   -------------------------------   ---------------
  Underwriter's Signature                  Title                      Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 6 of 9                                                               Binder



CRIME


               NAMED INSURED
               The Lightspan Partnership, Inc.
               Academic Systems Corporation


               ADDRESS
               10140 Campus Point Drive
               San Diego, CA 92121


               INSURING COMPANY
               Federal Insurance Company (Chubb)


               POLICY NUMBER
               3535-93-19


               POLICY PERIOD
               12:01 am, November 1, 1999-November 1, 2000


               BINDER PERIOD
               12:01 am, November 1, 1999-February 1, 2000


               LIMITS OF INSURANCE
               Blanket Employee Dishonesty                              $250,000
               ERISA - Welfare & Pension Plan Coverage                  $500,000
               Premises Coverage (Money and Securities - Inside)        $ 10,000
               Transit Coverage (Money and Securities - Outside)        $ 10,000


               DEDUCTIBLE                                       1,000 Each Claim


               PREMIUM                                                    $3,404


   It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


/s/ [Signature Illegible]                                           10-29-99
----------------------------   -------------------------------   ---------------
  Underwriter's Signature                  Title                      Date

L I G H T S P A N
--------------------------------------------------------------------------------
PAGE 7 OF 9                                                               Binder



CRIME

     COVERAGE EXTENSIONS AND CONDITIONS
     *  Per Chubb Customary Form 80-02-3000
     *  Cancellation Notice - 60 days (10 days for Non-Payment)
     *  Employee Benefit Plans per Schedule on file with the company


     EXCLUSIONS
     *  Per Policy Form










   It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


   /s/ [Signature Illegible]                                        10-29-99
--------------------------------    ------------------------    ----------------
    Underwriter's Signature                  Title                    Date

LIGHTSPAN
--------------------------------------------------------------------------------
PAGE 9 OF 9                                                               Binder



UMBRELLA LIABILITY

     EXCESS OF PRIMARY
     o  Commercial General Liability
     o  Employer's Liability
     o  Non-Owned & Hired Automobile Liability
     o  Employee Benefit Liability


     ANNUAL PREMIUM                                                       $8,280


     POLICY FORM
     o  Umbrella Form

     COVERAGE EXTENSIONS AND CONDITIONS
     o  Per Chubb Commercial Umbrella Form 07-02-0815
     o  Cancellation Notice - 60 Days (10 Days for Non-Payment)
     o  Duties in the Event of Occurrence, Claim or Suit
     o  Following Form Foreign Liability


     Exclusions
     o  Per Policy
     o  Care, Custody or control - Real and Personal Property
     o  Electronic Errors & Omissions
     o  Intellectual Property
     o  Pollution (except as a result of Hostile Fire)











   It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


   /s/ [Signature Illegible]                                        10-29-99
--------------------------------    ------------------------    ----------------
    Underwriter's Signature                  Title                    Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 1 of 2                                                               Binder



WORKER'S COMPENSATION AND EMPLOYERS LIABILITY


               NAMED INSURED
               The Lightspan Partnership, Inc.
               Academic Systems Corporation


               ADDRESS
               10140 Campus Point Drive
               San Diego, CA 92121


               INSURING COMPANY
               Fremont Industrial Indemnity Company


               POLICY NUMBER
               TBA JY 531118-1
                   JY 531117-1

               POLICY PERIOD
               12:01 am, November 1, 1999--November 1, 2000


               BINDER PERIOD
               12:01 am, November 1, 1999--February 1, 2000

               COVERAGE AND LIMITS OF INSURANCE
               Coverage A - Worker's Compensation - Statutory
               Coverage B - Employers Liability
                 Bodily Injury by Accident                       $1,000,000    Each Accident
                 Bodily Injury by Disease                        $1,000,000    Each Employee
                 Bodily Injury by Disease                        $1,000,000     Policy Limit

               RATES
               Per $100 Payroll; Standard Rates Filed with Each State


It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


/s/ [SIGNATURE ILLEGIBLE]             Sr. Underwriter                10-29-99
----------------------------   -------------------------------   ---------------
  Underwriter's Signature                  Title                      Date

LIGHTSPAN
--------------------------------------------------------------------------------
Page 2 of 2                                                               Binder

WORKER'S COMPENSATION AND EMPLOYERS LIABILITY

     ESTIMATED ANNUAL PREMIUM
     Adjustable at Audit                                               $108,118

     EXPERIENCE MODIFICATIONS
     California (adjustment rating to reflect
     inclusion of Academic Systems)                                         131%
     Interest                                                                90%

     COVERAGE EXTENSIONS AND CONDITIONS
     -    Per Policy Form WC 0000 00
     -    Cancellation Notice - 30 days (10 Days for Non-Payment)
     -    Longshore and Harbor Workers Compensation Act Coverage
     -    Other States Coverage
     -    Stop Gap Liability - All Monopolistic States except
          West Virginia and Puerto Rico
     -    Voluntary Compensation
     -    Nevada coverage to be written on separate policy - JY-531117-1

     EXCLUSIONS
     -    Per Policy Form
     -    Employment Related Practices
     - Monopolistic States: North Dakota, Ohio, Washington, West Virginia, Wyoming, Puerto Rico

It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.


/s/ [SIGNATURE ILLEGIBLE]               Sr. Underwriter          10/29/95
-----------------------------      -----------------------  --------------------
   Underwriter's Signature                  Title                   Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 1 of 2                                                               Binder

EDP ERRORS & OMISSIONS COVERAGE

                NAMED INSURED
                The Lightspan Partnership, Inc.
                Academic Systems Corporation

                ADDRESS
                10140 Campus Point Drive
                San Diego, CA 92121

                INSURING COMPANY
                Federal Insurance Company (Chubb)

                POLICY NUMBER
                3535-93-19

                POLICY PERIOD
                12:01 am, November 1, 1999-November 1, 2000

                BINDER PERIOD
                12:01 am, November 1, 1999-November 1, 2000

                POLICY FORM
                Claims Made (Defense Costs Within the Limit of Liability)

                RETROACTIVE DATE
                August 27, 1999

                LIMITS OF LIABILITY
                Each Claim                                      $1,000,000
                Aggregate                                       $1,000,000

        It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.

/s/ [Signature Illegible]                                       11-22-99
---------------------------     --------------------------      --------
  Underwriters' Signature                 Title                    Date

L I G H T S P A N
--------------------------------------------------------------------------------
Page 2 of 2                                                               Binder

EDP ERRORS & OMISSIONS COVERAGE

                DEDUCTIBLE
                Each Claim                                              $25,000

                ESTIMATED ANNUAL PREMIUM
                Adjustable at Audit, Based on $72,100,000 Annual Sales  $12,979

                COVERAGE EXTENSIONS, CONDITIONS, AND EXCLUSIONS
                -       Per Policy Form

                COVERAGE TERRITORY
                -       Worldwide

                This coverage is written on a Claims-Made basis. Claims under this coverage must be submitted by the insured to the carrier during the policy period for coverage to apply. Be aware that late reporting could result in a disclaimer of coverage letter from the insurer. This coverage also makes available on Extended Reporting Period which can be exercised per the conditions of the policy.

        It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder.

/s/ [Signature Illegible]                                       11-22-99
---------------------------     --------------------------      --------
  Underwriters' Signature                 Title                    Date

INSURANCE BINDER            20405                 FRANK CRYSTAL & CO., INC.
                                                          INSURANCE
                                            40 BROAD STREET * NEW YORK, NY 10004
                                               (212) 344-2444 * (800) 221-5830
                                             TELEX: 222792 * CABLE: CRYSTINSCOS
                                                 TELECOPIER: (212) 425-7017

California Non-Resident License Number 0198376
------------------------------------------------------------------------------------------------------------------------------------
Insured's   The Lightspan Partnership, Inc.                                               Date Typed  11/01/99
Mailing     10140 Campus Point Drive                                                      By:  jsm/20405
Address     San Diego, CA 92121-1520                                                      A/E: JSM
                                                                                          insured's No.
                                                                                          Telephone Confirmation               [X]
---------------------------------------------------------------------------------------
Company     Underwriters at Lloyds of London                                              Date
of          c/o E Risk Services, LLC                                                      With Whom
Agency      227 Route 206
            Flanders, NJ 08736
------------------------------------------------------------------------------------------------------------------------------------
New Order [ ]  Endorsement [ ]  Renewal [X]  Rewrite [ ]  Information Only [ ]            Inception or Effective Date  11/01/99
---------------------------------------------------------------------------------------
Name (if different from mailing address)                                                  Expiration  11/01/00
                                                                                          Policy No. TBD
                                                                                          Company    Lloyds of London
---------------------------------------------------------------------------------------
Location(s) (if different from mailing address)                                           Prepaid                              [ ]
                                                                                          Installment                          [ ]
                                                                                          Premium    $39,000
------------------------------------------------------------------------------------------------------------------------------------

Type of Coverage - Directors and Officers Liability/Employment Practices Liability

------------------------------------------------------------------------------------------------------------------------------------
SPECIFICATIONS -
                 It is hereby understood and agreed that coverage is bound, effective November 1, 1999 to November 1, 2000, as follows:

                 Limit of Liability               Retention                Premium*
                 (Inclusive of Defense Costs)     (Each Loss)              (One Year)

                 $5,000,000                       $5,000(EPL)/$50,000(D&O)           $39,000

                              *Premium is not inclusive of applicable surplus lines taxes and fees.


                  Please see the attached Addendum.


------------------------------------------------------------------------------------------------------------------------------------
Mortgage [ ]  Loss Payee [ ]  Additional Insured [ ]  Other [ ]
------------------------------------------------------------------------------------------------------------------------------------
Enclosure [ ]


--------------------------------------------------------------------
Remarks [ ]

--------------------------------------------------------------------
For Frank Crystal & Co., Inc.
Refer to: Jennifer S. Moran

--------------------------------------------------------------------
Admitted [ ]  Non-Admitted [X]

--------------------------------------------------------------------

The undersigned company agrees, for its respective interests only and to the extent respectively indicated to effect insurance or changes as set forth. This agreement is binding for account of the Assured until acceptance of satisfactory policy and/or endorsement and/or term agreed to by Frank
Crystal & Co., Inc. This Binder is issued for a period of 60 days and automatically will be extended for additional consecutive periods of 60 days until acceptance of the Policy, Bond, and/or Endorsement by the Assured.

--------------------------------------------------------------------
Name of Underwriter:

(Print or Type) Michael J. Bigger

Signature Original signature is on file with Frank Crystal & Co., Inc.
--------------------------------------------------------------------
For (Insurance Company) E Risk Services, LLC
Date Signed
--------------------------------------------------------------------

[FRANK CRYSTAL FINANCIAL SERVICES LETTERHEAD]

                       ADDENDUM TO INSURANCE BINDER 20405

Coverage will be provided under the E Risk Services, LLC Business and Management Indemnity Insurance Policy, inclusive of the following terms and conditions:

-    Continuity Date - Employment Practices Liability Coverage: November 1, 1997
                       Directors & Officers and Assured Organization Coverage:
                         November 1, 1997

1.   Breach of Contract Exclusion (Applies to D&O Coverage Only)

2.   Professional Liability Exclusion (Applies to D&O Coverage Only)

3.   Employment Contract Exclusion (Applies to EPL Coverage Only)

Coverage is bound subject to the Underwriter's receipt, review and acceptance of E Risk Services, LLC. Directors' and Officers' and Company Reimbursement Indemnity Insurance Application and E Risk Services, LLC Year 2000 Compliance Addendum.

INSURANCE BINDER          20406                 FRANK CRYSTAL & CO., INC.
                                                         INSURANCE
                                            40 BROAD STREET o NEW YORK, NY 10004
                                               (212) 364-2444 o (800) 221-5830
                                             TELEX: 222792 o CABLE: CRYSTINSCOS
                                                 TELECOPIER: (212) 425-7017

Insured's            The Lightspan Partnership, Inc.                               Date Typed 11/01/99
Mailing              10140 Campus Point Drive                                      By: mb/20406
Address              San Diego, CA 92121                                           A/E: RD
                                                                                   Insured's No.
                                                                                   Telephone Confirmation [X]
---------------------------------------------------------------------------------- Date
Company              Executive Risk Indemnity, Inc.                                With Whom
of                   82 Hopmeadow Street
Agency               Simsbury, CT 06070
------------------------------------------------------------------------------------------------------------------------------------
New Order [X]  Endorsement [ ]   Renewal [ ]   Rewrite [ ]   Information Only [ ]  Inception or Effective Date 11/01/99
---------------------------------------------------------------------------------- Expiration   11/01/00
Name (if different from mailing address)                                           Policy No.   TBD
                                                                                   Company      Executive Risk
                                                                                   Prepaid                [X]
---------------------------------------------------------------------------------- Installment            [ ]
Location(s) (if different from mailing address)                                    Premium      $15,000


------------------------------------------------------------------------------------------------------------------------------------
Type of Coverage - Miscellaneous Professional Liability
------------------------------------------------------------------------------------------------------------------------------------
SPECIFICATIONS-
               It is hereby understood and agreed that coverage is bound, effective November 1, 1999 to November 1, 2000, as follows:

               Limit of Liability                 Retention                Premium
               (Inclusive of Defense Costs)       (Each Loss)              (One Year)

               $1,000,000                         $10,000                  $15,000


               Please see the attached Addendum.


------------------------------------------------------------------------------------------------------------------------------------
Mortgagee  [ ]  Loss Payee  [ ]   Additional Insured [ ]  Other [ ]
------------------------------------------------------------------------------------------------------------------------------------
Enclosure [ ]                  The undersigned company agrees, for its respective interests only and to the extent respectively indicated to effect insurance or changes as set forth. This agreement is binding for account of the
                               Assured until acceptance of satisfactory policy and/or endorsement and/or term agreed to by Frank
                               Crystal & Co., Inc. This Binder is issued for a period of 60 days and automatically will be extended
-----------------------------  for additional consecutive periods of 60 days until acceptance of the Policy, Bond, and/or
Remarks [ ]                    Endorsement by the Assured.
------------------------------------------------------------------------------------------------------------------------------------
For Frank Crystal & Co., Inc.  Name of Underwriter:
Refer to: Robert Duran         (Print or Type) Sean P. Murray
                               Signature Original signature is on file with Frank Crystal & Co., Inc.
------------------------------------------------------------------------------------------------------------------------------------
Admitted [X]  Non-Admitted [ ] For (Insurance Company) Executive Risk
                               Date Signed
------------------------------------------------------------------------------------------------------------------------------------

[FRANK CRYSTAL FINANCIAL SERVICES LETTERHEAD]

                       ADDENDUM TO INSURANCE BINDER 20406

Coverage will be provided under the Executive Risk Indemnity, Inc. Miscellaneous Professional Liability Policy, inclusive of the following terms and conditions:

*   Retroactive Date - November 1, 1999

1.  Internet/Media Coverage Endorsement

2.  Computer Services Endorsement

3.  Expanded Territory Endorsement

4.  90 Day Cancellation Notice Endorsement

5.  60 Day Post Policy Window to Report Claims

6.  Amended Defense Expenses Endorsement

7.  Anti-Trust Exclusion

8.  Dishonest/Fraudulent Acts Exclusion

9. Unauthorized Access Exclusion (may be deleted upon the Underwriter's receipt, review and acceptance of the Executive Risk Internet Security Supplemental Application)

10. Year 2000 Exclusion

11. California State Amendatory Endorsement

Coverage is bound subject to the Underwriter's receipt, review and acceptance of the Executive Risk Miscellaneous Professional Liability Application and Intellectual Property Questionnaire.

                                   EXHIBIT F

                     DELAWARE CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.


        John T. Kernan hereby certifies that:

        ONE: The original name of this corporation is The Lightspan Partnership, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is _____, 1999.

        TWO: He is the duly elected and acting Chief Executive Officer of The Lightspan Partnership, Inc., a Delaware corporation.

        THREE: The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

                                       I.

        The name of this corporation is The Lightspan Partnership, Inc.

                                      II.

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

        A. The aggregate number of shares that the corporation shall have authority to issue is one hundred forty-nine million (149,000,000) which is comprised of eighty-seven million (87,000,000) shares of Common Stock each with the par value of $0.001 per share, and sixty-one million seven hundred ninety-five thousand seventy-four (61,795,074) shares of Preferred Stock each with the par value of $0.001 per share. The Preferred Stock shall be issued in five series, which shall be designated "SERIES A PREFERRED STOCK," "SERIES B PREFERRED STOCK," "SERIES C PREFERRED STOCK," "SERIES D PREFERRED STOCK" and "SERIES E PREFERRED STOCK." The Series A Preferred Stock shall consist of seven million six hundred seventeen thousand five hundred (7,617,500) shares. The Series B Preferred Stock shall consist of eleven million eight hundred sixteen thousand six hundred sixty-four (11,816,664) shares. The Series C Preferred Stock shall



                                       1.

consist of three million three hundred sixty thousand nine hundred ten (3,360,910) shares. The Series D Preferred Stock shall consist of seventeen million (17,000,000) shares. The Series E Preferred Stock shall consist of twenty-two million (22,000,000) shares.

        B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, by filing a certificate (a "PREFERRED STOCK DESIGNATION") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        C. The terms and provisions of the Preferred Stock are as follows:

               1. DEFINITIONS. For purposes of this Article, the following definitions shall apply:

                      a. "COMPANY" shall mean the corporation.

                      b. "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities (other than shares of Preferred Stock) convertible into or exchangeable for Common Stock or convertible into or exchangeable for securities that are convertible into or exchangeable for Common Stock.

                      c. "EMPLOYEE SALE" shall mean the sale or grant of any right to purchase (including any option or warrant) any shares of Common Stock to any employee, officer or director of, or consultant to, the Company pursuant to any employee, officer, director or consultant plan or agreement adopted or approved by the Board of Directors of the Company, and any exercise of any such right, net of any such rights to purchase expiring unexercised and net of any shares repurchased by the Company from employees, officers, directors or consultants at cost upon termination of employment or tenure pursuant to such agreements. Employee Sale shall also mean (in addition to the shares described in the preceding sentence) the sale or grant of any right to purchase (including any option or warrant) shares of Common Stock to any bank, equipment lessor or other similar financial institution if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors.

                      d. "LIQUIDATION PREFERENCE" shall mean $1.00 per share for the Series A Preferred Stock, $3.00 per share for the Series B Preferred Stock, $6.00 per share for the Series C Preferred Stock, $3.76 per share for the Series D Preferred Stock and $5.00 per share for the Series E Preferred Stock (subject to adjustment from time to time as set forth elsewhere herein).



                                       2.

                      e. "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                      f. "ORIGINAL ISSUE DATE" shall mean, respectively, the dates upon which shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are first issued.

                      g. "ORIGINAL ISSUE PRICE" shall mean $1.00 per share for the Series A Preferred Stock, $3.00 per share for the Series B Preferred Stock, $6.00 per share for the Series C Preferred Stock, $3.76 per share for the Series D Preferred Stock and $5.00 per share for the Series E Preferred Stock.

                      h. "PREFERRED STOCK" shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

               2.     DIVIDENDS.

                      a. DIVIDEND PREFERENCE. The holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, out of any assets at the time legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Company) on the Common Stock of this Company, at the rate of ten cents ($0.10) per share per annum for the Series A Preferred Stock, thirty cents ($0.30) per share per annum for the Series B Preferred Stock, sixty cents ($0.60) per share per annum for the Series C Preferred Stock, thirty-seven and six-tenths cents ($0.376) per share per annum for the Series D Preferred Stock and fifty cents ($0.50) per share per annum for the Series E Preferred Stock, when, as and if declared by the Board of Directors; provided, however, that the Board of Directors is under no obligation to pay dividends to such holders, and such dividends, if any, shall be noncumulative such that no rights shall accrue to the holders of the Preferred Stock as a result of the failure to declare such dividends in any prior year. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. No such dividend shall be declared or paid on the Preferred Stock of any series in accordance with the preceding sentences unless dividends are simultaneously declared or paid on the Preferred Stock of each other series, and if less than the full annual dividend for each series is so declared or paid, the amounts declared and paid for each series shall be determined pro rata on the basis of the Liquidation Preferences for the shares of the respective series. If and to the extent that the Board of Directors of the Company shall declare and set aside for payment any other and further amount of cash or property (other than Common Stock of the Company) as a distribution, such distribution shall be made with equal priority to the Common Stock and the Preferred Stock, with each share of Preferred Stock of each series being treated for such purpose as if it had been converted into Common Stock at the then effective Conversion Rate for such series. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

                      b. PRIORITY OF DIVIDENDS. The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock in any fiscal year unless and until full annual dividends shall have been paid, or declared and set apart, upon all shares of Preferred



                                       3.

Stock of each series. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company, or take any other action, unless the Company could, under this Section 2, purchase or otherwise acquire such shares or take such other action at such time and in such manner.

                      c. DISTRIBUTION. As used in this section, "DISTRIBUTION" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors, at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, which agreements were authorized by the unanimous approval of the Board of Directors) for cash or property.

                      d. CONSENT TO CERTAIN REPURCHASES. As authorized by
Section 402.5(c) of the California Corporations Code, Sections 502 and 503 of the California Corporations Code shall not apply with respect to Distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors, at a price not greater than the amount paid by such persons for such shares, upon termination of their employment or services pursuant to agreements providing for the right of said repurchase upon the unanimous approval of the Board of Directors.

               3.     LIQUIDATION RIGHTS.

                      a. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Preferred Stock then held by them plus an amount equal to all declared and unpaid dividends thereon, if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Common Stock.

                      b. PRIORITY. If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the numbers of shares of Preferred Stock of each series held by them multiplied by the Liquidation Preference for the shares of such series of Preferred Stock.

                      c. REMAINING ASSETS. After the payment to the holders of Preferred Stock of the full preferential amounts specified herein, any remaining assets of the Company shall be distributed ratably to the holders of the Company's capital stock then outstanding, with each share of Preferred Stock of each series being treated for such purpose as if it had been converted into Common Stock at the then effective Conversion Rate for such series. For such purpose, all shares of Preferred Stock of each series held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.



                                       4.

                      d. REORGANIZATION. Notwithstanding anything else in these Articles of Incorporation, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Company with or into any other corporation or corporations or of any other corporation or corporations with or into the Company but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; provided, however, that a consolidation or merger as a result of which the holders of capital stock of the Company immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the Company surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Company is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up of the Company within the meaning of this Section 3.

               4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                      a. RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, without payment of additional consideration, into shares of Common Stock, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock. Each share of Series A Preferred Stock shall be converted into that number of fully-paid and nonassessable shares of Common Stock that is determined by dividing $1.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series B Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $3.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series C Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $6.00 by the appropriate Conversion Price (as hereinafter defined). Each share of Series D Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $3.76 by the appropriate Conversion Price (as hereinafter defined). Each share of Series E Preferred Stock shall be convertible into that number of fully paid and nonassessable shares of Common Stock that is determined by dividing $5.00 by the appropriate Conversion Price (as hereinafter defined). The initial Conversion Price for the Series A Preferred Stock shall be $2.00, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series B Preferred Stock shall be $6.00, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series C Preferred Stock shall be $7.52, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series D Preferred Stock shall be $7.52, and shall be subject to adjustment as provided herein. The initial Conversion Price for the Series E Preferred Stock shall be $10.00, and shall be subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "CONVERSION RATE" for each such series.) Upon any decrease or increase in the Conversion Price or the Conversion Rate for a series, as described in this Section 4, the Conversion Rate or Conversion Price for such series, as the case may be, shall be appropriately increased or decreased.



                                       5.

                      b. AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share immediately upon the consummation of a firm commitment underwritten public offering of Common Stock on Form S-1, provided that the aggregate gross proceeds to the Company are not less than $20,000,000 (a "QUALIFYING PUBLIC OFFERING").

                      c. MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions) issuable upon conversion of shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share of Common Stock, the Company shall, in lieu of issuing any fractional shares to which the holder would otherwise be entitled, pay a sum of cash equal to the then fair market value of such fractional share as determined in good faith by the Board of Directors of the Company. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

        The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.



                                       6.

               d.     ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                      (i) SPECIAL DEFINITION. For purposes of this paragraph 4(d), "ADDITIONAL SHARES OF COMMON" shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Company after the Original Issue Date of a particular series of Preferred Stock, other than:

                             (a) shares of Common Stock issued or issuable upon
conversion of shares of Preferred Stock;

                             (b) shares of Common Stock issued or issuable
pursuant to the exercise or conversion of Series A Preferred Stock Purchase Warrants, Series B Preferred Stock Purchase Warrants, Series C Preferred Stock Purchase Warrants, Series D Preferred Stock Purchase Warrants, Series E Preferred Stock Purchase Warrants or any warrants or shares of capital stock assumed or issued by the Company in any acquisition of another business or entity;

                             (c) shares of Common Stock issued or issuable in an
Employee Sale; and

                             (d) shares of Common Stock issued or issuable as a
dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(d)(vi) or (vii) hereof.

                      (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock. No adjustment in the Conversion Price otherwise required by this paragraph 4 shall affect any shares of Common Stock issued upon conversion of Preferred Stock prior to such adjustment.

                      (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON.

                             (a) OPTIONS AND CONVERTIBLE SECURITIES. In the
event the Company at any time or from time to time after the Original Issue Date of a particular series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 4(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price



                                       7.

of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                      (1) no further adjustment in the Conversion Price of such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                      (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such Series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such Series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

                      (4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                             i) in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                             ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to paragraph



                                       8.

4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                         (5) if such record date shall have been
fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

                                    (b) STOCK DIVIDENDS. In the event the
Company at any time or from time to time after the Original Issue Date of a particular series of Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of such series of Preferred Stock, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

                             (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
OF ADDITIONAL SHARES OF COMMON. In the event this Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price for any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of the Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such issue (without counting as outstanding any Options or Convertible Securities) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock and Preferred Stock outstanding immediately prior to such issue (without counting as outstanding any Options or Convertible Securities) plus the number of such Additional Shares of Common so issued.

                             (v) DETERMINATION OF CONSIDERATION. For purposes of
this subsection 4(d), the consideration received by the Company for the issue of any Additional Shares of Common shall be computed as follows:

                                    (a) CASH AND PROPERTY. Such consideration
shall:

                                         (1) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any Additional Shares of Common;



                                       9.

                                         (2) insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                         (3) in the event Additional Shares of
Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board.

                                    (b) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii)(a), relating to Options and Convertible Securities, shall be determined by dividing

        (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in subparagraph (a) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (c) STOCK DIVIDENDS. Any Additional Shares
of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                             (vi) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS
OF COMMON. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

                             (vii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. Subject to Section 3(d) above ("LIQUIDATION RIGHTS"), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for



                                      10.

above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification.

               e. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               f. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

               g. NOTICES OF RECORD DATE. In the event that this Company shall propose at any time:

                      (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                      (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

        then, in connection with each such event, this Company shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above.



                                      11.

        Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Company.

                      h. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               5. REDEMPTION. Subject to the provisions of this Section 5, the Company may redeem, at the applicable Redemption Price (defined below) and ratably among the holders of the then outstanding Preferred Stock to be redeemed, all or any portion of the Consenting Preferred (as defined below) outstanding on the Redemption Date (defined below). As more fully set forth below in Section 5(a), in order to redeem any shares of Preferred Stock, the Company shall give notice pursuant to this Section 5 to all holders of the then outstanding Preferred Stock of all series at the address of each such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice. Any such notice, however, shall be effective (and the Company shall have the right to redeem any shares of Preferred Stock) only as follows: (i) with respect to shares of Series A Preferred Stock, the Company shall have the right to redeem such shares of Series A Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series A Preferred Stock, voting separately as a single class, (ii) with respect to shares of Series B Preferred Stock, the Company shall have the right to redeem such shares of Series B Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than 57% of such shares of Series B Preferred Stock, voting separately as a single class, (iii) with respect to shares of Series C Preferred Stock, the Company shall have the right to redeem such shares of Series C Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series C Preferred Stock, voting separately as a single class, (iv) with respect to shares of Series D Preferred Stock, the Company shall have the right to redeem such shares of Series D Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series D Preferred Stock, and (v) with respect to shares of Series E Preferred Stock, the Company shall have the right to redeem such shares of Series E Preferred Stock (ratably and with equal priority among each holder thereof), only with the written consent of holders of not less than a majority of such shares of Series E Preferred Stock, voting separately as a single class. In the event that the appropriate consents for redemption have been obtained from the holders of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, all of such shares of Preferred Stock shall be referred to hereinafter as "CONSENTING PREFERRED". The right of redemption contained in this Section 5 shall not be exercised with respect to any series of Preferred Stock prior to the fifth anniversary of the Original Issue Date of the Series E



                                      12.

Preferred Stock, but may be exercised at any time and from time to time thereafter. No such notice of redemption shall be effective if and to the extent that the Company, at the date of such redemption, shall be prohibited by applicable law from effecting such redemption.

                      a. NOTICE. If the Company determines to effect a redemption, it shall give not less than 60 days prior written notice to all holders of the Preferred Stock that up to a specified percentage of the outstanding shares of the Preferred Stock shall be redeemed on the date specified in such notice (the "REDEMPTION DATE") at the applicable Redemption Price, which shall equal the Original Issue Price per share, as adjusted for any stock split, reverse or similar recapitalization with respect to such shares, plus any declared and unpaid dividends on the Preferred Stock (the "REDEMPTION PRICE"). The notice shall further call upon such holders to surrender to the Company on or before the Redemption Date, at the place designated in the notice, such holder's certificate or certificates representing the shares of Preferred Stock to be redeemed. On or after the Redemption Date, each holder of shares of Consenting Preferred called for redemption shall surrender the certificate or certificates evidencing such shares to the Company, at the place designated in such notice and shall thereupon be entitled to receive payment of the appropriate Redemption Price. The Company shall be under no obligation to redeem shares of Preferred Stock (i) for which no stock certificate or affidavit of lost stock certificate is surrendered or (ii) to the extent that any such redemption would be in violation of applicable law.

                      b. CESSATION OF RIGHTS. From and after the Redemption Date, unless there shall have been a default in payment of the appropriate Redemption Price, all rights of the holders of shares of the Preferred Stock designated and called for redemption in the redemption notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be outstanding for any purpose whatsoever. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

                      c. DEPOSIT OF REDEMPTION PRICE. Two days prior to the Redemption Date, the Company shall deposit in cash the Redemption Price of all outstanding shares of the Preferred Stock designated for redemption in the redemption notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Company shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Company pursuant to this Section 5(c) for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section 4 above no later than the close of business on the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any monies deposited by the Company pursuant to this Subsection 5(c) remaining unclaimed at the expiration of six (6) months following the Redemption Date shall thereafter be returned to the Company, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Stock and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.



                                      13.

               6. VOTING. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                      a. PREFERRED STOCK. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The holders of the Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

                      b. COMMON STOCK. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

                      c. ELECTION OF DIRECTORS. The holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect two (2) directors. The holders of the Series B Preferred Stock, voting separately as a single class, shall be entitled to elect three (3) directors. The holders of the Series C Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) director. The holders of the Series D Preferred Stock, voting separately as a single class, shall be entitled to elect two (2) directors. The holders of Common Stock, voting separately as a single class, shall be entitled to elect two (2) directors. Any vacancy among the directors to be elected by any class or series of Preferred Stock or Common Stock shall be filled, if by the Board of Directors, only at the written direction of the holders of the class or series entitled to elect the directors as to whom a vacancy has arisen, or, if by the shareholders, by the shareholders of the class or series entitled to elect such directors. A meeting of shareholders to fill any such vacancy shall promptly be called upon request of holders of not less than 25% of the shares of such class or series (as applicable) entitled to elect the directors as to whom a vacancy has arisen. In the event the Bylaws of the Company provide for more than ten (10) directors to be elected, such additional directors shall be elected by the holders of the Common Stock and the Preferred Stock, voting together as a single class.

               7.     AMENDMENTS AND CHANGES.

                      a. NO SERIES VOTING. Other than as provided in these Amended and Restated Articles of Incorporation or by law, there shall be no series voting.

                      b. APPROVAL BY CLASS. As long as any of the Preferred Stock shall be issued and outstanding, the Company shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of not less than a majority of the total number of shares of the Preferred Stock then outstanding (considered together for such purpose as a single class):

                             (i) amend or repeal any provision of, or add any
provision to, the Company's Amended and Restated Articles of Incorporation or Bylaws;



                                      14.

                             (ii) authorize, create or issue shares of any class
or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Preferred Stock;

                             (iii) enter into any transaction or series of
related transactions, as a result of which voting control of the Company shall have passed to another person or entity (or group of related persons or entities);

                             (iv) increase or decrease (other than for decreases
resulting from conversion of the Preferred Stock) the number of authorized shares of Preferred Stock;

                             (v) issue, at any time prior to the second
anniversary of the Original Issue Date of the Series E Preferred Stock, any Additional Shares of Common if such issuance would result in an adjustment of the Conversion Price of the Series E Preferred Stock pursuant to Section 4(d)(iv) above;

                             (vi) effect a fundamental change in the Company's
business strategy as set forth in the Company's Business Plan dated February 1999; or

                             (vii) amend this Subsection 7(b).

        For purposes of clause (i) of this Section 7(b), such an amendment shall be deemed to occur upon the conversion or exchange of the Preferred Stock in any reorganization into or for securities of any other corporation or cash or property other than preferred stock having like rights, preferences, privileges and powers as, and like restrictions provided for the benefit of, the Preferred Stock. Like preferences shall be deemed to include the right to convert such preferred stock into the kind and amount of securities, cash or other property receivable in such reorganization by a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization. Notwithstanding anything herein to the contrary, no separate series vote of the Preferred Stock shall be necessary to approve any consolidation, merger or sale deemed to be, and treated as, a liquidation, dissolution or winding up under Section 3(d).

               8. NOTICES. Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

                                       V.

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the



                                      15.

whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

        B.     BOARD OF DIRECTORS.

               1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

               2. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        C.     VACANCIES.

               1. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

               2. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the



                                      16.

directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

        D. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

        E. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

        F. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

        G. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

        A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     * * * *



                                      17.

        FOUR: This Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

        FIVE: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and a majority of the stockholders of the Corporation.



                                      18.

        IN WITNESS WHEREOF, THE LIGHTSPAN PARTNERSHIP, INC. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer in San Diego, California this ____ day of _______ 2000.

                                        THE LIGHTSPAN PARTNERSHIP, INC.



                                        ________________________________________
                                          JOHN T. KERNAN,
                                          Chief Executive Officer



                                      19.

                                   EXHIBIT G

                                DELAWARE BYLAWS

                                     BYLAWS

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----
ARTICLE I         OFFICES....................................................................1

        Section 1.    Registered Office......................................................1

        Section 2.    Other Offices..........................................................1

ARTICLE II        CORPORATE SEAL.............................................................1

        Section 3.    Corporate Seal.........................................................1

ARTICLE III       STOCKHOLDERS' MEETINGS.....................................................1

        Section 4.    Place Of Meetings......................................................1

        Section 5.    Annual Meetings........................................................1

        Section 6.    Special Meetings.......................................................3

        Section 7.    Notice Of Meetings.....................................................4

        Section 8.    Quorum.................................................................5

        Section 9.    Adjournment And Notice Of Adjourned Meetings...........................5

        Section 10.   Voting Rights..........................................................5

        Section 11.   Joint Owners Of Stock..................................................5

        Section 12.   List Of Stockholders...................................................6

        Section 13.   Action Without Meeting.................................................6

        Section 14.   Organization...........................................................7

ARTICLE IV        DIRECTORS..................................................................7

        Section 15.   Number And Term Of Office..............................................7

        Section 16.   Powers.................................................................7

        Section 17.   Classes of Directors...................................................8

        Section 18.   Vacancies..............................................................8

        Section 19.   Resignation............................................................8

        Section 20.   Meetings...............................................................9

        Section 21.   Quorum And Voting.....................................................10

        Section 22.   Action Without Meeting................................................10

        Section 23.   Fees And Compensation.................................................10

        Section 24.   Committees............................................................10

        Section 25.   Organization..........................................................11

ARTICLE V         OFFICERS..................................................................12





                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                          PAGE
                                                                                          ----
        Section 26.   Officers Designated...................................................12

        Section 27.   Tenure And Duties Of Officers.........................................12

        Section 28.   Delegation Of Authority...............................................13

        Section 29.   Resignations..........................................................13

        Section 30.   Removal...............................................................13

ARTICLE VI        EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED
                  BY THE CORPORATION........................................................14

        Section 31.   Execution Of Corporate Instruments....................................14

        Section 32.   Voting Of Securities Owned By The Corporation.........................14

ARTICLE VII       SHARES OF STOCK...........................................................14

        Section 33.   Form And Execution Of Certificates....................................14

        Section 34.   Lost Certificates.....................................................15

        Section 35.   Transfers.............................................................15

        Section 36.   Fixing Record Dates...................................................15

        Section 37.   Registered Stockholders...............................................16

ARTICLE VIII      OTHER SECURITIES OF THE CORPORATION.......................................17

        Section 38.   Execution Of Other Securities.........................................17

ARTICLE IX        DIVIDENDS.................................................................17

        Section 39.   Declaration Of Dividends..............................................17

        Section 40.   Dividend Reserve......................................................17

ARTICLE X         FISCAL YEAR...............................................................18

        Section 41.   Fiscal Year...........................................................18

ARTICLE XI        INDEMNIFICATION...........................................................18

        Section 42.   Indemnification Of Directors, Executive Officers, Other
                      Officers, Employees And Other Agents..................................18

ARTICLE XII       NOTICES...................................................................21

        Section 43.   Notices...............................................................21

ARTICLE XIII      AMENDMENTS................................................................22

        Section 44.   Amendments............................................................22

ARTICLE XIV       LOANS TO OFFICERS.........................................................23

        Section 45.   Loans To Officers.....................................................23

















                                      ii.

                                     BYLAWS

                                       OF

                         THE LIGHTSPAN PARTNERSHIP, INC.

                            (A DELAWARE CORPORATION)


                                    ARTICLE I

                                     OFFICES

        SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of New Castle, County of Wilmington.

        SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                 CORPORATE SEAL

        SECTION 3. CORPORATE SEAL. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE III

                             STOCKHOLDERS' MEETINGS

        SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

        SECTION 5. ANNUAL MEETINGS.

               (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation's notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph,







                                       1.

who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5.

               (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law ("DGCL"), (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii)







                                       2.

whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

               (c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

               (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

               (e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

               (f) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the 1934 Act.

        SECTION 6. SPECIAL MEETINGS.

               (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in







                                       3.

previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

               (b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

               (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(c). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 5(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

        SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be







                                       4.

bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

        SECTION 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

        SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        SECTION 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.







                                       5.

        SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

        SECTION 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

        SECTION 13. ACTION WITHOUT MEETING.

               (a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

               (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty
(60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

               (c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented







                                       6.

in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

               (d) Notwithstanding the foregoing, no such action by written consent may be taken following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the corporation (the "Initial Public Offering").

        SECTION 14. ORGANIZATION.

               (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

               (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.



















                                       7.

                                   ARTICLE IV

                                    DIRECTORS

        SECTION 15. NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

        SECTION 16. POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

        SECTION 17. CLASSES OF DIRECTORS.

        Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        SECTION 18. VACANCIES.

               (a) Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and







                                       8.

until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any director.

               (b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

        SECTION 19. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

        SECTION 20. MEETINGS.

               (a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

               (b) REGULAR MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors. No formal notice shall be required for regular meetings of the Board of Directors.

               (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors

               (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear






                                       9.

each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

               (e) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three
(3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

               (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

        SECTION 21. QUORUM AND VOTING.

               (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under
Section 42 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

               (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

        SECTION 22. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        SECTION 23. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so







                                      10.
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approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

        SECTION 24. COMMITTEES.

               (a) EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

               (b) OTHER COMMITTEES. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

               (c) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of preferred Stock and the provisions of subsections (a) or
(b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               (d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings







                                      11.

of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee

        SECTION 25. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.


                                    ARTICLE V

                                    OFFICERS

        SECTION 26. OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

        SECTION 27. TENURE AND DUTIES OF OFFICERS.

               (a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

               (b) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly







                                      12.

incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 27.

               (c) DUTIES OF PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

               (d) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

               (e) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

               (f) DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.







                                      13.

        SECTION 28. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

        SECTION 29. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

        SECTION 30. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.


                                   ARTICLE VI

           EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
                            OWNED BY THE CORPORATION

        SECTION 31. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        SECTION 32. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.








                                      14.

                                   ARTICLE VII

                                 SHARES OF STOCK

        SECTION 33. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical

        SECTION 34. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

        SECTION 35. TRANSFERS.

               (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.







                                      15.

               (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

        SECTION 36. FIXING RECORD DATES.

               (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten
(10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               (b) Prior to the Initial Public Offering, in order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

               (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a







                                      16.

record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        SECTION 37. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VIII

                       OTHER SECURITIES OF THE CORPORATION

        SECTION 38. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.


                                   ARTICLE IX

                                    DIVIDENDS

        SECTION 39. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.







                                      17.

Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

        SECTION 40. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                   FISCAL YEAR

        SECTION 41. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                   ARTICLE XI

                                 INDEMNIFICATION

        SECTION 42. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

               (a) DIRECTORS AND OFFICERS. The corporation shall indemnify its directors and officers (for the purposes of this Article XI, "officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation,
(iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

               (b) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except officers to such other persons as the Board of Directors shall determine.

               (c) EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or







                                      18.

other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 42 or otherwise.

        Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 42, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

        (d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 42 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that







                                      19.

the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 42 or otherwise shall be on the corporation.

               (e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

               (f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (g) INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 42.

               (h) AMENDMENTS. Any repeal or modification of this Section 42 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

               (i) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 42 that shall not have been invalidated, or by any other applicable law. If this Section 42 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

               (j) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

                      (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                      (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.







                                      20.

                      (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 42 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                      (4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                      (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 42.


                                   ARTICLE XII

                                     NOTICES

        SECTION 43. NOTICES.

               (a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

               (b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

               (c) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and







                                      21.

addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

               (d) TIME NOTICES DEEMED GIVEN. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

               (e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

               (f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

               (g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

               (h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.







                                      22.

                                  ARTICLE XIII

                                   AMENDMENTS

        SECTION 44. AMENDMENTS. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.


                                   ARTICLE XIV

                                LOANS TO OFFICERS

        SECTION 45. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
























                                      23.

                                    EXHIBIT H

                           POST-CLOSING CAPITALIZATION



The following table sets forth the post-closing capitalization of the Company, assuming:

      1.    A $11 per share (post-split) price to the public in the IPO;

      2. The conversion of all outstanding shares of preferred stock to common stock;

      3.    No exercise of stock options after December 31, 1999;

      4.    No exercise of warrants after December 31, 1999;

      5.    The sale of 7,500,000 (post-split) shares in the IPO;

      6. The sale of 909,091 (post-split) shares to CINAR Corporation concurrent with the IPO;

      7. The sale of 1,136,363 (post-split) shares to Cox concurrent with the IPO; and

      8. The sale of 272,727 (post-split) shares to Gateway concurrent with the IPO.

All share numbers in the table are post-split.

      TOTAL AUTHORIZED:              270,000,000

      COMMON STOCK AUTHORIZED:       250,000,000

      COMMON STOCK OUTSTANDING:       41,631,431

      PREFERRED STOCK AUTHORIZED:     20,000,000

      PREFERRED STOCK OUTSTANDING:             0

                                    EXHIBIT I

                                 FORM OF OPINION

                         [COOLEY GODWARD LLP LETTERHEAD]

____________, 2000

Cox Communications Holdings, Inc.
_________________________________
_________________________________
_________________________________

Ladies and Gentlemen:

We have acted as counsel for The Lightspan Partnership, Inc., a Delaware corporation (the "COMPANY"), in connection with the issuance and sale of __________ shares of the Company's Common Stock (the "COMMON SHARES") and a warrant (the "WARRANT") to purchase 750,000 shares of the Company's Common Stock (the "WARRANT SHARES") to Cox Communications Holdings, Inc. (the "INVESTOR") pursuant to that certain Stock Purchase Agreement dated ____________, 2000 (the "AGREEMENT"). The Common Shares and the Warrant Shares are collectively referred to herein as the "SHARES." We are rendering this opinion pursuant to Section 4.9 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Warrant), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement and the Warrant are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that

[COOLEY GODWARD LLP LOGO]

Cox Communications Holdings, Inc.
____________, 2000
Page Two

there are no extrinsic agreements or understandings among the parties to the Agreement and the Warrant that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder. We have also assumed that the sale and issuance of the Shares will not be integrated with the Company's previous sales and issuances of its Series E Preferred Stock.

Our opinion in paragraph 4 is subject to (a) the due reservation for issuance of the Common Shares by the board of directors of the Company, (b) the establishment of the price per share by the pricing committee of the board of directors of the Company at a price per share greater than the par value of the Company's Common Stock and (c) payment of the purchase price so established.

The Company's Amended and Restated Articles of Incorporation filed July 1, 1999 together with the Certificate of Amendment of the Articles of Incorporation filed on October 29, 1999 are collectively referred to hereinafter as the "AMENDED ARTICLES."

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the state of California and the corporate laws of the state of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or, except as expressly provided herein, to the sale or issuance thereof or any antitrust laws, rule or regulation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted.

3. Each of the Agreement and the Warrant has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under section
      7.14 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

[COOLEY GODWARD LLP LOGO]

Cox Communications Holdings, Inc.
____________, 2000
Page Three

4. The Common Shares have been duly authorized, and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved and, upon the issuance and delivery upon exercise of the Warrant and payment therefore under the terms of the Warrant, will be validly issued, fully paid and nonassessable.

5. The execution and delivery and performance of the Agreement by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Amended Articles or the Company's Bylaws and do not constitute a material default under provisions of, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

7. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any regulatory authority or governmental body in the United States required for the consummation at the Closing by the Company of the transactions contemplated by the Agreement, have been made or obtained, except (a) for the filing of a Notice of Transaction Pursuant To Section 25102(f) of the California Corporate Securities Law of 1968 and (b) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

8. The offer and sale of the Shares and the Warrant are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

This opinion is intended solely for your benefit and is not to be relied upon by any other person, firm, or entity without our prior written consent.

[COOLEY GODWARD LLP LOGO]

Cox Communications Holdings, Inc.
____________, 2000
Page Four

Very truly yours,

COOLEY GODWARD LLP

M. Wainwright Fishburn, Jr.

                                    EXHIBIT J

                                 FORM OF WARRANT

      THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                         THE LIGHTSPAN PARTNERSHIP, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                 750,000 SHARES

                                                                JANUARY __, 2000

      THIS CERTIFIES THAT, for value received, COX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, with its principal office at _____ ("COX"), or assigns (the "HOLDER"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from THE LIGHTSPAN PARTNERSHIP, INC., a California corporation, with its principal office at 10140 Campus Point Drive, San Diego, CA 92121 ("LIGHTSPAN" or the "CORPORATION") up to 750,000 (on a post-split basis, assuming the Reverse Stock Split, defined below) shares of the common stock of the Corporation (the "COMMON STOCK").

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

      (a) "EXERCISE PERIOD" shall mean, as to particular Exercise Shares, the period beginning on the date such Exercise Shares become exercisable pursuant to
Section 2(c), and ending on the date 18 months from the date of the closing of the IPO (defined below).

      (b) "EXERCISE PRICE" shall initially mean $10.00 per share (on a post-split basis, assuming the Reverse Stock Split, defined below), subject to adjustment pursuant to Section 6 hereof.

      (c) "EXERCISE SHARES" shall mean the shares of the Corporation's Common Stock issuable upon exercise of this Warrant.

      (d) "IPO" shall mean a firmly underwritten initial public offering of Lightspan's Common Stock.

2. EXERCISE OF WARRANT.

      (a) GENERAL. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period to the extent exercisable by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):


                                       1.

            (i)   An executed Notice of Exercise in the form attached hereto;

            (ii) payment of the Exercise Price in cash, by check or wire transfer, or other immediately available funds acceptable to the Corporation; and

            (iii) this Warrant.

      Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

      The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      (b) NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Corporation's Common Stock is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Corporation together with the properly endorsed Notice of Exercise in which event the Corporation shall issue to the Holder a number of shares of Common Stock computed on the date of such exercise using the following formula;

      X = Y (A-B)
          -------
             A

      Where X = the number of shares of Common Stock to be issued to the Holder

            Y = The number of shares underlying the Warrant as to which the
                Warrant is being exercised.

            A = the fair market value of one share of the Corporation's
                Common Stock (at the date of such exercise)

            B = Exercise Price (as adjusted to the date of such exercise)

      For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:

            (i) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market


                                       2.

System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the fair market value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market System on the last ten (10) trading days (or all such trading days such Common Stock has been traded if fewer than 10 trading days) before the effective date of exercise of the Conversion Right or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System;

            (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the fair market value shall be the average of the means of the last bid and asked prices reported on the last ten (10) trading days (or all such trading days such Common Stock has been traded if fewer than 10 trading days) before the date of the election (1) by the NASDAQ or (2) if reports are unavailable under clause (1) above, by the National Quotation Bureau Incorporated; and

            (iii) If the Common Stock is not so listed or admitted to listed trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Corporation could obtain from a willing buyer for shares sold by the Corporation from authorized but unissued shares, as such price shall be determined by mutual agreement of the Corporation and the holder of this Warrant.

      (c) REVERSE STOCK SPLIT; EXERCISABILITY AND VESTING.

            (i) This Warrant assumes the occurrence of a 1-for-2 reverse stock split (the "Reverse Stock Split") of the Common Stock prior to the time any Exercise Shares become exercisable. Consequently, if the Reverse Stock Split does not occur, the number of Exercise Shares and the Exercise Price shall be 1,500,000 and $5.00, subject to further adjustment pursuant to Section 6 hereof; and in the event a stock split or reverse stock split occurs but at other than a 1:2 ratio (reverse split), then the number of Exercise Shares and the Exercise Price shall be appropriately fixed consistent with Section 6, subject to further adjustment pursuant to Section 6.

            (ii) The Exercise Shares shall vest, and the Warrant shall be exercisable for such Exercise Shares, only if the IPO occurs and upon the occurrence of the conditions as set forth in the vesting schedule in Exhibit A ("VESTING SCHEDULE"). Each of Cox and Lightspan understands and agrees that the respective rights and obligations of Cox and Lightspan as to the arrangement described in the Vesting Schedule remain to be defined in the agreement referred to therein (the terms and provisions of which will be subject to approval by Cox and Lightspan). Holder and the Corporation acknowledge that neither party is bound or obligated by this Warrant to enter into any Trial Agreement except as provided in Section 4 hereto.

3. COVENANTS OF THE CORPORATION.

      (a) COVENANTS AS TO EXERCISE SHARES. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free


                                       3.

from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      (b) NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

      (c) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. COVENANTS OF THE CORPORATION AND COX.

      (a) NEGOTIATION OF TRIAL AGREEMENT. Each of Lightspan and Cox shall use good faith efforts to negotiate and enter into, on or before January __, 2001, a written agreement requiring Cox to undertake and complete a one-school trial (involving at least 300 students) involving Lightspan Achieve Now and Lightspan.com products (a "Trial") in a school within a geographic area appropriately serviced by Cox and specifying, among other things, the scope, intended objectives, timing and duration of the trial, the Lightspan products to be used, and the remedies available to each party in case of non-performance thereunder (the "TRIAL AGREEMENT"). Holder and the Corporation acknowledge that neither party is bound or obligated by this Warrant to enter into any Trial Agreement other than the good faith standard described above.

      (b) HART-SCOTT-RODINO. As soon as practicable after the date hereof, the Corporation and the Holder shall prepare and file the appropriate notifications, if any, as may be required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR ACT") with respect to this Warrant and the transactions contemplated hereby, and after consultation with the Corporation, the Investor and the Corporation shall promptly make any additional filing required to be made under the HSR Act and promptly furnish the appropriate governmental body such additional information as may be requested under the HSR Act. All fees and expenses incurred by either the Holder or the Corporation in connection with this section shall be paid by the Holder.


                                       4.

5. REPRESENTATIONS OF HOLDER.

      (a) ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof in violation of any applicable securities laws. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

      (b) SECURITIES ARE NOT REGISTERED.

            (i) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "ACT") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

            (ii) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

      (c) DISPOSITION OF WARRANT AND EXERCISE SHARES.

            (i) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                  (1) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  (2) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (3) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.


                                       5.

            (ii) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend(s):

                  (1) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                  (2) any other legend reasonably determined by the corporation.

            (iii) The Holder hereby agrees not to sell or otherwise transfer or dispose of all or any part of this Warrant or the Exercise Shares during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Corporation filed under the Act. Holder further agrees that the Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. Notwithstanding the above, if permitted in writing by the underwriters, the Holder may transfer such shares to any corporation or other entity which controls, is controlled by, or is under common control with the Holder, all as defined in the following sentence. A corporation or other entity will be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 100% of the voting securities or other ownership interest of the other corporation or entity.

6. ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE. The number of Exercise Shares and the Exercise Price stated in this Warrant assume the Reverse Stock Split. Neither the number of Exercise Shares nor the Exercise Price shall be adjusted as a result of the Reverse Stock Split (but adjustments shall be made if the Reverse Stock Split does not occur or if a stock split or reverse stock split is effected at other than a 1:2 ratio (reverse split), as described in
Section 2(c)). In the event of changes in the outstanding Common Stock of the Corporation other than the Reverse Stock Split, whether by reason of conversion, stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, whether in a merger or otherwise, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number or class of Exercise Shares subject to this Warrant.

7. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation,


                                       6.

the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

9. TRANSFER OF WARRANT. This Warrant and all rights hereunder are transferable only with the written consent of the Corporation, which consent shall not be unreasonably withheld; provided, however, that the Holder may transfer this Warrant to an affiliate of the Holder without such consent on the condition that the transferee agrees to be bound by all of the restrictions contained herein; provided further that in all events Cox shall remain obligated pursuant to
Section 4 hereof, and vesting shall be determined thereby, no matter who is the Holder, unless otherwise agreed by Lightspan and Cox.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to The Lightspan Partnership, Inc., Attention: President, at the address shown on the first page hereof and (b) if to the Holder, to President, at the address shown on the first page hereof, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.


                                       7.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of January __, 2000.

                                       THE LIGHTSPAN PARTNERSHIP, INC.

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       COX ________________

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       8.

                               NOTICE OF EXERCISE

TO: THE LIGHTSPAN PARTNERSHIP, INC.

      (1) [ ] The undersigned hereby elects to purchase ________ shareS of the Common Stock of The Lightspan Partnership, Inc. (the "CORPORATION") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

          [ ] The undersigned hereby elects to purchase ________ shareS of the Common Stock of The Lightspan Partnership, Inc. (the "CORPORATION") pursuant to the terms of the net exercise provisions set forth in Section 2(b) of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                         -------------------------------
                                     (Name)

                         -------------------------------

                         -------------------------------
                                    (Address)

      (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except in compliance with all applicable securities laws; (ii) the undersigned is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision regarding its investment in the Corporation; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Corporation with an opinion of counsel satisfactory to the Corporation, stating that such registration is not required.


-----------------------                -----------------------------------------
(Date)                                 (Signature)

                                       -----------------------------------------
                                       (Print name)

                                 ASSIGNMENT FORM

             (To assign the foregoing Warrant, execute this form and
              supply required information. Do not use this form to purchase shares.)


      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
         -----------------------------------------------------------------------
                                 (Please Print)

Address:
         -----------------------------------------------------------------------
                                 (Please Print)

      Dated:
                --------------------------------

      Holder's
      Signature:
                --------------------------------

      Holder's
      Address:
                --------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT A

      100% of the Exercise Shares shall vest upon either of the following dates:

      (a) the date that Cox and Lightspan enter into the Trial Agreement; provided that, such date is on or before January __, 2001 and that prior to such date each of the following conditions shall have been satisfied:

            (i) The waiting period applicable to the exercise of the Warrant under the HSR Act shall have expired or been terminated; and

            (ii) Cox shall have negotiated and entered into the Trial Agreement in good faith in compliance with Section 4 of the Warrant; it being agreed by the parties that Cox would not be deemed to be acting in good faith if Cox agrees to terms in the Trial Agreement that, given Cox's technology and infrastructure position and other facts and circumstances, are not reasonably expected to be able to be performed by Cox in a timely manner consistent with industry standards.

            OR

      (b) On January __, 2001 if the IPO and the reincorporation of Lightspan into the State of Delaware shall have occurred and the waiting period applicable to the exercise of the Warrant under the HSR Act shall have expired or been terminated and Lightspan and Cox have not entered into the Trial Agreement because Cox reasonably determines that it cannot conduct a Trial in a manner acceptable to the parties due to the fact that delays or other problems with the development and production of Lightspan's products have resulted in Lightspan's products not being suitable for such a Trial.

                             SCHEDULE OF EXCEPTIONS

      This disclosure of exceptions is made and given pursuant to Section 2 of the Stock Purchase Agreement dated as of January 11, 2000 (the "Agreement"), by and between The Lightspan Partnership, Inc. (the "COMPANY") and the Investor named therein. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the exceptions, but such exceptions are intended to modify all of the Company's representations and warranties.

      2.2 CAPITALIZATION. The Company has granted Comdisco Venture Leasing a warrant to purchase 150,000 shares of Series A Preferred Stock at an exercise price of $1.00 per share, warrants to purchase an aggregate of 150,000 shares of Series B Preferred Stock at $3.00 per share and a warrant to purchase 26,625 shares of Series C Preferred Stock at $6.00 per share. The Company has also granted Silicon Valley Bank a warrant to purchase 70,000 shares of Series C Preferred Stock at $6.00 per share. In connection with that certain Loan Agreement and related agreements dated March 26, 1997 (the "March Bridge Loan"), May 9, 1997 (the "May Bridge Loan"), and June 6, 1997 (the "June Bridge Loan"), the Company granted warrants to purchase Series D Preferred Stock, to each of Accel IV L.P., Accel Investors `93 L.P., Ellmore C. Patterson Partners, Accel Keiretsu L.P., Prosper Partners, Kleiner Perkins Caulfield & Byers VI, KPCB VI Founders Fund, Institutional Venture Partners V, Institutional Venture Management V, Microsoft Corporation, Tribune Company, TCI Lightspan Holdings, and SZ Investments, LLC. These warrants grant the recipients rights to purchase an aggregate of 183,105 shares of Series D Preferred Stock at an exercise price of $3.76. The Company has granted Montgomery Securities a warrant to purchase 127,659 shares of Series D Preferred Stock at an exercise price of $4.70 per share. The Company has granted warrants to purchase an aggregate of 42,216 shares of Series E Preferred Stock in connection with its merger with Academic Systems Corporation. The pre-closing fully-diluted capitalization of the Company is as set forth on EXHIBIT C attached to the Agreement.

      Not included in the fully-diluted capitalization of the Company as set forth on EXHIBIT C are the springing warrants issued as part of the Series D Preferred Stock financing. Warrants to purchase up to 3,326,112 shares of the Company's Common Stock (a maximum of approximately 1,131,012 shares of Common Stock at an IPO price of $11 per share) at $0.01 per share could be issued upon the earliest to occur of the following events: (i) a change of control of the Company, (ii) the sale of the Company's Common Stock in an initial firm commitment underwritten public offering, provided that the public offering price per share is not less than $10.00 (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) and the aggregate gross proceeds to the Company are not less than $20,000,000 on either (x) the closing date of the offering or (y) the six month anniversary of the closing date of the offering, or (iii) September 10, 2000.

      The Company has committed to sell shares of its common stock to Cox Communications Holdings, Inc. ($12.5 million at the IPO price), CINAR Corporation ($10 million at the IPO price) and Gateway Companies, Inc. ($3 million at the IPO price) concurrent with the closing of


                                       1.

the IPO. The Company has also issued a warrant to CINAR Corporation to purchase 500,000 shares of the Company's Series E Preferred Stock that will vest upon the achievement of various agreed-to strategic goals. The Company has committed to issue a warrant to Cox Communications Holdings, Inc. to purchase 750,000 shares (post-split) of the Company's Common Stock that will vest upon the achievement of various agreed-to strategic goals.

      The Company believes that a small number of former Academic Systems Corporation shareholders may have rights to additional shares of its stock, or other compensation in lieu of such shares. As a result, the Company intends to issue 1,068,015 shares of its Series E Preferred Stock (which would covert into 534,008 shares of common stock upon the close of the IPO), subject to regulatory approval, to these shareholders. Alternatively, the Company may pay them cash or some other form of consideration.

      2.3 SUBSIDIARIES

      The Company has three wholly owned subsidiaries, each of which is a California corporation: CTV Networks, Lightspan Entertainment, Inc. and Academic Systems Corporation.

      2.5 VALID ISSUANCE OF COMMON STOCK.

      The Company's 2000 Equity Incentive Plan (the "2000 PLAN"), and the form of Stock Option Agreement approved for use with the 2000 Plan, provide for acceleration of vesting in certain circumstances as set forth in Section 11 of the 2000 Plan and Section 13 of the form of Stock Option Agreement. None of the Company's outstanding options are currently subject to the terms of the 2000 Plan or related Stock Option Agreement.

      2.7 LITIGATION

      No exception.

      2.8 EMPLOYEES

      Incentive compensation plans for sales people include commissions, quarterly performance bonuses, annual bonuses, and Millenium stay bonuses for a subset of the sales organization. Selected management personnel have bonus plans which are based on the Company's and individual performance.

      2.9 INTELLECTUAL PROPERTY

      Certain entities have opposed registration applications of the Company. They are as follows:

            1. Time Warner opposed "Chaos in KazMania" and "KazMania." The Company abandoned its application for these marks.

            2. UC Regents opposed "Trail of Gems." The Company abandoned its application for this mark.


                                       2.

      2.10 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS

      No Exception.

      2.14 REGISTRATION RIGHTS

      The Company has granted registration rights to Cox Communications Holdings, Inc. and to Gateway Companies, Inc. as set forth in their respective Stock Purchase Agreements.

      2.15 TITLE TO PROPERTY AND ASSETS

      Title to certain assets of the Company is held by Comdisco, TransAmerica and Technology Credit Corporation and Pentech Financial Services under various equipment leasing agreements. The Company has entered into a revolving credit facility with Silicon Valley Bank ("SVB"). The Company's indebtedness to SVB is secured by a security interest in substantially all of the Company's assets. Copies of the agreements relating to these transactions have been provided to the Investor.

      Certain of Academic's equipment is subject to a security interest upon default pursuant to the terms and conditions of Loan and Security Agreement at Silicon Valley bank dated as of November 11, 1996.

      Academic has entered into a Master Equipment Lease #9968 with Phoenix Leasing dated as of April 10, 1995.

      2.16 FINANCIAL STATEMENTS

      The Company has delivered or made available to the Investor its audited financial statements as of and for the fiscal year ended January 31, 1999 and as of and for the nine-month period ended October 31, 1999. Since October 31, 1999, the following employees received raises: Victoria Bers, Jennifer Broadhead, Becky Bordelon, Dwight Lada, Dennis Murphy, Muriel Ollivierre, Mark Seaman, Sylvia Tamashiro and Lauren Wood. Following such raises, each such employee earns more than $60,000 per year.

      2.17  OUTSTANDING INDEBTEDNESS; MATERIAL LIABILITIES

      The Company has liabilities and obligations under procurement contracts entered into in the normal course of business which exceed $100,000 in the aggregate as follows: (i) Commitments to Sony for approximately $350,000 for PlayStations(R) and (ii) $1,000,000 for CD's over the next nine months.

      2.18  AGREEMENTS; ACTION

            (b)(i) CONTRACTS

                  Line of credit with Silicon Valley Bank extension dated March
            26, 1999.

                  Comdisco Agreements:


                                       3.

                        Master lease dated February 1, 1994
                        Lease 18SL32154-00 dated July 1, 1996 (new term 7/1/99)
                        Lease 18SL32154-01 dated October 1, 1996 (new term
                        7/1/99)
                        Lease 18SL32154-02 dated January 1, 1996 (new term
                        7/1/99)
                        Lease 18SL32154-03 dated April 1, 1997 (new term 7/1/99)

                  Technology Credit Corporation:
                        Master Lease Agreement 3585 dated 2/23/94
                        Schedule #10 dated 11/8/96
                        Schedule #11 dated 11/4/96

                  Transamerica:
                        Master Lease Agreement dated August 14, 1997
                        Schedule #1 dated November 1, 1997
                        Schedule #2 dated April 1, 1998
                        Schedule #3 dated April 1, 1998
                        Schedule #4 dated November 1, 1998
                        Schedule #5 dated April 1, 1999

                  Pentech Financial Services:
                        Master lease dated April 19, 1999
                        Schedule #300261 dated 4/19/99
                        Schedule #300261 Supplement 1 dated 6/25/99
                        Schedule #300261 Supplement 2 dated 9/1/99
                        Schedule #300261 Supplement 3 dated 7/1/99
                        Schedule #300261 Supplement 4 dated 12/1/99

                  Facilities Leases:
                        5245/5635 Avenida Encinitas, Carlsbad, CA
                        10140 Campus Point Drive, San Diego, CA
                        10140 Campus Point Drive, San Diego, CA (Qualcomm sub-lease)
                        2001 Wilshire Blvd., Santa Monica, CA
                        444 Castro Street. Suite 1120, Mountain View, CA

                  Operating Leases:
                        Tokai Financial Services - Mailing Equipment
                        IOS - Canon NP6060 Copier
                        IOS - Canon NP6060 Copier
                        IOS - Canon 7500 Fax Machine
                        IOS - OCE 2475 Copier
                        NMAC - Forklift
                        Pitney Bowes - Mailing Equipment
                        Santa Monica operating leases for furniture and office equipment

                  Manufacturing or Joint Development Agreements:
                        Sony Developer Agreement dated January 26, 1996
                        Sony PlayStation Development Tools letter dated 6/12/97


                                       4.

                        Digex Server Contract dated June 30, 1997

                        Fulfillment Agreement between Academic and FGI
                           Management dated as of June 12, 1998, and purchase order dated May 5, 1999.

                  License Agreements or Royalty Agreements:
                        Sony Sale and License Agreement dated January 26, 1996 Highlights for Children Agreement dated July 1997
                        Lycos Electronic Mail and Web Director Services
                           Agreement
                        The Learning Company Distribution Agreement dated April
                           1997
                        Agency for Institutional Technology Agreement dated
                           October 21, 1994
                        Multi-Active Education, Inc. (Brainium) License
                           Agreement dated September 28, 1999
                        Education World, Inc. Term Sheet dated July 13, 1999

                        Reseller Agreement between Academic and Oracle
                           Corporation dated as of October 8, 1998.

                  Other:
                        Blackboard / Academic Systems Corporation OEM Agreement
                           dates as of 17 December, 1999

                        Yahoo! co-branded distribution agreement dated January
                           13, 1999

                        SmarterKids.com Co-branded Development Agreement dated
                           July 12, 1999

                  Consulting Agreements (amounts accrued between February 1,
                     1999 and December 31, 1999):

                        Sales Consultants:
                              Robert Galloway ($17,851)
                              Hap's Training and Consulting ($10,765)
                              Max Messer ($35,032)
                              Raymond Fontenot ($20,156)
                              Carol Staats ($10,084)
                              Mo Sanders ($25,809)
                              Michael Byer ($40,277)

                        Sales Training:
                              Marc Daniels ($47,500

                        Professional Development Management:
                              Quality Leadership Resources ($260,000)

                        Marketing:
                              DNA Studio ($36,000)
                              Flying Dutchgirl Communications ($24,020)
                              Launch Pad ($40,711)
                              MS&L ($10,429)


                                       5.

                              Wambach & Company ($28,738)
                              Interactive, Inc. ($16,000)
                              Miriam Alexander ($12,000)
                              New Image Media ($36,725)
                              Sally McLaughlin ($27,218)

                        Grants & Funding:
                              CRF and Associates ($23,177)

                        Program Evaluation:
                              Jay Blanchard ($20,634)
                              Christian Cherau ($55,463)
                              Marcie Cherau ($49,627)
                              Larry Gwaltney ($77,550)
                              William Stock ($30,990)

                        Product Development:
                              Commuwerks, Inc ($12,250)
                              Paul Dipasquale ($11,445)
                              Pacific Fusion Technology ($96,146)
                              Laures Bouras ($20,800)
                              Jim Flood ($10,300)
                              Margy Hillman ($45,821)
                              Diane Lapp ($10,825)
                              Joanne Odenthal ($197,050)
                              Artisan Creative ($28,785)
                              Linda Bussell ($10,612)
                              David Callaway ($11,400)
                              Nat Fast ($13,550)
                              Mutation Labs ($12,500)
                              Jodi Willnow ($45,793)
                              Ray Ferro ($11,135)

                        Data Processing:
                              FMT ($10,412)
                              Al Lowenheim ($19,300)

                        Tax Preparation:
                              Gatto & Pope ($28,000)

                        Auditors:
                              Ernst & Young ($361,248)

            (c)(ii) The Company has entered into a Loan and Security Agreement with Silicon Valley Bank and is not currently borrowing against it.


                                       6.